Exhibit 4(b)

RETIREMENT SAVINGS PLAN

FOR

SALARIED EMPLOYEES

OF ALCOA USA CORP.

EFFECTIVE AUGUST 1, 2016

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective as of August 1, 2016

RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES OF ALCOA USA CORP.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective as of August 1, 2016

ii

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective as of August 1, 2016

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RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES OF ALCOA USA CORP.

EFFECTIVE AUGUST 1, 2016

Alcoa USA Corp. (herein called “Alcoa”) established the Retirement Savings Plan for Salaried Employees of Alcoa USA Corp. (the “Salaried Plan” or “Plan”) for the exclusive benefit of its eligible employees who are paid on a salaried basis. The Plan is a defined contribution, individual account 401(k) plan intended to qualify under Section 401(a) of the Internal Revenue Code. The purpose of the Plan is to provide retirement benefits, and to enable Participants to acquire a stock interest in the Company’s parent corporation.

Effective August 1, 2016, in anticipation of its separation into two separate publicly-traded companies, Alcoa Inc. spun off certain assets and liabilities from the Alcoa Retirement Savings Plan for Salaried Employees (now referred to as the Arconic Salaried Savings Plan (the “Predecessor Plan”) to form this Plan. This Plan is intended as a continuation of the Predecessor Plan for the Participants covered by this Plan and recognizes elections and Retirements under the Predecessor Plan. No person is entitled to a benefit under both this Plan and the Predecessor Plan. References in this Plan to dates and actions prior to August 1, 2016, refer to the Predecessor Plan.

The Alcoa Stock Fund is an employee stock ownership plan (ESOP), within the meaning of Section 4975(e) of the Code, and is intended to comply with all applicable provisions. The assets held in the ESOP must be invested primarily in employer securities as defined in Code Section 409(l).

The Plan is intended to be construed in accordance with any regulatory guidance issued with respect to applicable laws and regulations. The plan is intended to conform to safe harbor provisions under Code Sections 401(a)(12) and 401(m)(11)_applicable with the first 12 month period after the adoption of the plan.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

DEFINITIONS

For the purpose of this Plan, unless a different meaning is plainly required by the context:

AFFILIATE means any corporate or non-corporate business entity which Alcoa and/or one or more Subsidiaries, or Alcoa’s parent company, Alcoa Upstream Corporation (anticipated in the second half of 2016 to be renamed Alcoa Corporation) or any adopting Subsidiaries of the parent.

AFTER-TAX SAVINGS means such portions of the total amounts contributed to the Plan by a Participant in accordance with Section 2 that are not accorded favorable tax treatment under Section 401(k) of the Code, but not including contributions made by a Participant in excess of the annual limit on 401(k) contributions under Code Section 402(g) or in excess of the “average deferral percentage limit” of Section 401(k)(3) of the Code.

ALCOA means Alcoa USA Corp. For periods prior to August 1, 2016, references to Alcoa shall mean Alcoa Inc.

ALCOA INC. STOCK means common stock of Alcoa and any substituted security under Section 16.

ALCOA STOCK FUND means the ESOP as described in Section 16(e), which became effective August 1, 2016.

AUTOMATIC ENROLLMENT or AUTOMATICALLY ENROLLED means the automatic default enrollment in the Plan described in Sections 1(b) and 2(c) and applicable to Eligible Employees who do not opt out of the Plan.

AUTOMATIC PRE-TAX RATE ESCALATION means the feature that is effective with Automatic Enrollment or that may be elected by a Participant, in which the rate of Payroll Deduction for Pre-Tax Savings is increased until a target Payroll Deduction rate is reached. The Automatic Pre-Tax Rate Escalation will increase effective April 1 of each year.

AUTOMATIC REBALANCING means the feature described in Section 8(d).

BENEFICIARY means the recipient or recipients designated by a Participant, in accordance with Section 22 of the Plan, to receive benefits in the event of the Participant’s death as either a primary beneficiary, or a contingent beneficiary who will receive benefits in the event the primary beneficiary predeceases the Participant. Beneficiaries named under the Predecessor Plan shall be recognized for purposes of this Plan.

BENEFITS MANAGEMENT COMMITTEE or COMMITTEE means the administrative committee of one or more persons appointed by the Board that interprets and administers the Plan in accordance with Section 19.

BOARD means the Board of Directors of Alcoa.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

BROKERAGE ACCOUNT means the investment option whereby a Participant may invest and personally manage investments outside the Core Funds as described in Section 16(h).

BUSINESS DAY means any day on which the Plan Administrator, Designee and New York Stock Exchange is open for business.

CODE means the Internal Revenue Code of 1986, as amended.

CONTINUOUS SERVICE means, except as modified by the balance of this definition and as otherwise specifically provided in Schedule C with respect to certain Participant populations, the period of continuous employment with Alcoa, a Subsidiary or Affiliate, either as a salaried employee or as an hourly-rated employee, commencing with the Participant’s Employment Commencement Date or Reemployment Commencement Date. For purposes of the preceding sentence, continuous employment with Alcoa shall include continuous employment with Alcoa Inc. (or a subsidiary or affiliate of Alcoa Inc. as defined in the Predecessor Plan) for periods prior to August 1, 2016. Continuous Service terminates on the Participant’s Severance from Service Date. Continuous Service upon reemployment does not include any Continuous Service accrued prior to a termination of Continuous Service, except as follows:

A Participant who incurs a Severance from Service Date and thereafter has a Reemployment Commencement Date, will have his or her Continuous Service on the Severance from Service Date reinstated if the period between his or her Severance from Service Date and his or her Reemployment Commencement Date is less than the greater of (a) five years or (b) the aggregate number of years of Continuous Service earned before the Severance from Service Date.

CORE FUND means any investment vehicle (including the Alcoa Stock Fund and Target Maturity Funds) for Pre-Tax Savings, After-Tax Savings, Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, or Employer Retirement Income Contributions, but excluding the Brokerage Account. The Committee will determine the Core Funds, and may make changes to the composition of the funds from time to time.

CURRENT MARKET VALUE means, with respect to any investment allocated to the accounts of any Participant in the Core Funds, the unitized value of the securities and cash of the investment in the applicable Fund as of a specified date, less any fees provided for in Section 21, valued in accordance with a procedure adopted by the investment manager for the fund and acceptable to the Benefits Management Committee.

DESIGNEE means such entity as may be chosen from time to time by the Plan Administrator and approved by the Benefits Management Committee to handle certain specified administration functions of the Plan.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

DISCRETIONARY CONTRIBUTIONS means amounts contributed by a Participating Employer as determined under Section 4(a).

EFFECTIVE DATE with respect to a distribution has the meaning prescribed in Section 13, with respect to a transfer has the meaning prescribed in Section 9 and with respect to a qualified domestic relations order has the meaning prescribed in Section 14.

ELIGIBLE COMPENSATION means:

(i)	the regular base salary and if applicable, the base salary adjustment. Where commission payments constitute all or part of an employee’s remuneration, the commissions actually paid as remuneration during a regular pay period will be used to determine the Eligible Compensation for such employee. For the foregoing purpose, only amounts up to one hundred percent (100%) of the target sales incentive payment established by the Company shall constitute Eligible Compensation under this Plan. Any sales incentive payment exceeding one hundred percent (100%) of the target will not be Eligible Compensation.

(ii)	the regular hourly wages and if applicable: cash cola, regular vacation pay, witness pay, holiday advance pay (for a holiday not worked), bereavement pay, shift differential, jury pay, job upgrades, schedule premium, income adjustments, and wage adjustments which are payable during such periods as the employee is an Eligible Employee as determined by the Participating Employers.

In no event may the amount of Eligible Compensation for any Participant during any Plan Year, for any purposes under this Plan, exceed $265,000, as adjusted for any Plan Year for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code applicable to that calendar year. Eligible Compensation does not include signing bonuses or other one-time special bonus payments.

In addition to the forgoing, for purposes of allocating Employer Retirement Income Contributions as indicated in Schedule B, Eligible Compensation will include any Variable Compensation Awards or incentive compensation under a plan or program designated by the Company payable during such periods as the employee is an Eligible Employee as determined by the Participating Employers and shall also include the amount of any sales incentive payment.

ELIGIBLE EMPLOYEE means any person who meets all of the following conditions:

(a) (1) Is a resident or citizen of the U.S., employed by a Participating Employer at a participating Company (Company Code) and specified location (Location Code), as indicated in Schedule B (including individuals temporarily assigned to non-US locations); or

(2) Is not a U.S. resident or citizen, but is employed by a Participating Employer at a participating Company (Company Code) and specified location (Location Code), as indicated in Schedule B on a long term assignment and has been localized to that location’s payroll and benefits; and

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

(b) Is a Full-time or Part-time Employee, and receives regular compensation in the form of: (1) a weekly, semimonthly or monthly salary, (2) periodic commissions, (3) an hourly wage; and

(c) Is not in a unit of employees covered by a collective bargaining agreement, unless such agreement provides for the application of the Plan to the employees in such unit and does not provide for supplemental unemployment benefits or similar benefits; and

(d) Is not in a group of employees excluded from coverage under the Plan by the Benefits Management Committee, or the appropriate governing body of a Participating Employer, which is uniform in application to all employees similarly situated; and

(e) Is not a U. S. resident or citizen who is on the Company’s U.S. expatriate payroll and benefit program; and

(f) Is not an agency, leased, or contract employee (as determined by the Company, without regard to any court, or agency decision determining common-law employment status) or is an individual who is not on the payroll of the Company and receiving a W-2. A “leased employee” is defined in Section 414(n) of the Code and is excluded from participation in the Plan. (For purposes of this Plan only, any former leased employee, upon becoming an Eligible Employee, will receive Continuous Service credit for all prior service performed with the recipient Participating Employer as a leased employee prior to becoming an Eligible Employee.)

(g) Is a Temporary Employee who, in addition to meeting the above described terms and conditions (other than (b)), has at least one year of Continuous Service.

EMPLOYER RETIREMENT INCOME CONTRIBUTIONS (also “ERIC”) means an amount equal to the percentage of Eligible Compensation specified in Section 5 that is contributed to the accounts of Eligible Employees hired or rehired on or after March 1, 2006, or as indicated in Schedule B, to the Eligible Employees of a specified location without regard to date of hire or rehire. For purposes of ERIC, the date of hire shall be the date of hire with Alcoa Inc. (or a subsidiary or affiliate of Alcoa Inc. as defined in the Predecessor Plan) for periods prior to August 1, 2016. Employees, i) who whether or not citizens of the U.S., transfer from a location outside of the U.S. to a participating U. S. location and are localized, or ii) who are not U.S. citizens and were participants in the Global Pension Plan (or its predecessor) as of December 31, 2008, will receive ERIC contributions without regard to original date of hire or rehire. For purposes of this paragraph, “localized” means to be paid from a U.S. location payroll.

Employees employed at a company and location that did not participate in Alcoa Retirement Plan I as of December 31, 2009, who were hired or rehired prior to March 1, 2006, and who transfer on or after January 1, 2010 to a company and location that receives ERIC under this Plan (or the Predecessor Plan for periods prior to August 1, 2016) as indicated in Schedule B, will commence to receive ERIC contributions following the transfer, regardless of their date of hire.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

EMPLOYMENT COMMENCEMENT DATE means the date on which an Eligible Employee is first employed by and performs an Hour of Service for Alcoa, a Subsidiary or an Affiliate (or Alcoa Inc. or its subsidiaries or affiliates for periods prior to August 1, 2016) as a Full-Time or Part-Time Employee, or with respect to an individual described in subsection (g) of the definition of Eligible Employee, a Temporary Employee.

ERISA means the Employee Retirement Income Security Act of 1974 as amended.

ESOP or EMPLOYEE STOCK OWNERSHIP PLAN means the Alcoa Stock Fund as described in Section 16(e).

FINANCIAL HARDSHIP means an immediate and heavy financial need which a Participant is not able to meet from other reasonably available resources. An immediate and heavy financial need includes:

(a) Extraordinary medical expenses incurred by the Participant, the Participant’s spouse, dependents of the Participant, or primary Beneficiary;

(b) Purchase, excluding mortgage payments, of a principal residence for the Participant;

(c) Payment of tuition for the next year of post-secondary education for the Participant, his or her spouse, children , dependents or primary Beneficiary;

(d) Expenses necessary to prevent eviction of the Participant from his principal residence, or foreclosure on the mortgage of the Participant’s principal residence;

(e) Funeral expenses of a family member or primary Beneficiary; and

(f) All other expenses that the Internal Revenue Service will accept as an immediate and heavy financial need.

A withdrawal will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

(i) The withdrawal is not in excess of the amount of the immediate and heavy financial need (including taxes on such withdrawal) of the Participant,

(ii) The Participant has obtained all distributions, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Participating Employer (unless such a loan would contribute to the hardship),

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

(iii) The Plan, and all other qualified and non-qualified plans of deferred compensation maintained by all Participating Employers (other than health and welfare or contributory defined benefit plans), provide that the Participant’s Savings will be suspended for at least 6 months after receipt of the hardship withdrawal, and

(iv) The Participant may not contribute Pre-Tax Savings to the Plan or make similar contributions to other plans maintained by the Participating Employer for the following taxable year in excess of the applicable limit under Section 402(g) of the Code for the following taxable year minus the Participant’s Pre-Tax Savings for the taxable year of the hardship withdrawal.

Based upon the foregoing provisions, the Designee determines whether or not a Participant has incurred a Financial Hardship.

FULL-TIME EMPLOYEE means an active employee who works 100 percent of a regular work schedule for the location where he or she is employed.

HOUR OF SERVICE means:

(a) Each hour for which an employee is paid or entitled to payment for the performance of duties for Alcoa, a Subsidiary or Affiliate;

(b) Each hour for which an Employee is paid or entitled to payment by Alcoa, a Subsidiary or Affiliate on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; and

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by Alcoa, a Subsidiary or Affiliate, excluding any hour credited under (a) or (b) above, which is credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made.

INVESTMENT FUND means any Core Fund and the Brokerage Account.

KEY EMPLOYEE means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date, as defined in Section 416(g)(4)(C) of the Code, was i) an officer of a Participating Employer having annual compensation greater than $170,000 (as adjusted under Section 416(i)(1) of the Code, ii) a five percent owner of the Participating Employer, or iii) a one percent owner of a Participating Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation as defined in Section 415(c)(3) of the Code, but includes amounts contributed by the Participating Employer pursuant to a salary reduction agreement which are excludable from the Participant’s gross income under Section 125, 402(a), Section 401(h), Section 401(b), and Section 132(f)(4).

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

LAYOFF or LAID-OFF means the absence from employment due to a reduction of a Participating Employer’s work force due to lack of work, where it is intended that the Participant will be subject to recall and the Participant has not been placed on a Temporary Layoff. A Layoff ends on the earlier of the effective date of a recall or the date the Participant’s service terminates, and such Layoff has continued for at least twenty-four months calculated from the first day of the Lay Off.

NORMAL RETIREMENT AGE means the date a Participant attains age 65.

PART-TIME EMPLOYEE means an active employee who works at least 50 percent but less than 100 percent of the regular work schedule for the location where he or she is employed.

PARTICIPANT means:

(a) an Eligible Employee who has elected to participate in the Plan in accordance with the provisions of Section 1, or who receives Employer Retirement Income Contributions, Discrectionary Contributions or Restricted Discretionary Contributions, or who is Automatically Enrolled in the Plan. Such a person continues as a Participant so long as he or she has an account balance in the Plan. Notwithstanding the foregoing, a contractor, agency employee, temporary employee or “leased employee” as defined in Section 414(n) of the Code is not a Participant under the Plan, or

(b) an Eligible Employee who is employed with a Participating Employer on December 31 of any Plan Year where such Participating Employer has elected to make a Discretionary Contribution or Restricted Discretionary Contribution for that Plan Year; or

(c) an individual who participated in one of the Predecessor Plans as of July 31, 2016, who was associated with one of the companies, locations and location business code combinations identified on Schedule C. Such individuals had their entire accounts transferred to this Plan effective August 1, 2016.

Effective August 1, 2016, Participant shall not include any person who is a participant in the Predecessor Plan. If a Participant ceases to participate in this Plan as a result of the transfer of such Participant’s employment to a company whose employees participate in the Arconic Salaried Retirement Savings Plan (“Arconic Plan”) after August 1, 2016, but before the date of the legal separation of Alcoa Inc. into two separate publicly traded companies (Arconic Inc. and Alcoa Corporation) (the “Separation Date”), the account balance of such Participant shall automatically be transferred from this Plan to the Arconic Plan and such person shall cease to be a Participant in this Plan. If a participant in the Arconic Plan transfers employment to Alcoa (or an Affiliate or Subsidiary) after August 1, 2016, but before the Separation Date, the Arconic Plan account balance of such Participant shall be accepted by this Plan.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

PARTICIPATING EMPLOYER means Alcoa, except as specified hereafter, and any other entity in which Alcoa or one or more Subsidiaries or Affiliates have an ownership interest, and that is authorized by Alcoa to participate in the Plan and which adopts the Plan by proper action of its board of directors or other governing body, provided that each said entity agrees to reimburse Alcoa from time to time upon demand for its proper portion of the expenses and contributions required to carry out the provisions hereof and of the agreement under which the assets of the Plan are held or managed. Schedule B lists applicable locations of Participating Employers.

PARTICIPATING EMPLOYER CONTRIBUTIONS means amounts contributed by a Participating Employer as determined under Section 3.

PARTICIPATION DATE means the date on which an Eligible Employee commences participation in the Plan (or, if prior to August 1, 2016, the Predecessor Plan).

PAYROLL DEDUCTIONS means the Pre-Tax Savings and After-Tax Savings based on a reduction of the Participants’ Eligible Compensation for the applicable Payroll Period.

PAYROLL PERIOD means the regularly scheduled payroll cycles in which a Participant earns Eligible Compensation.

PERMANENT LAYOFF means an absence from employment due to a reduction of the work force by a Participating Employer due to lack of work, where it is intended that the Participant will not be subject to recall. A Participant’s Continuous Service for purposes of the Plan will be terminated on the first day of Permanent Layoff.

PERMANENT SHUTDOWN means the permanent shutdown, as determined by a Participating Employer, of a plant, department or substantial portion thereof, of a Participating Employer at which a Participant who is affected thereby is employed.

PLAN means the Retirement Savings Plan for Salaried Employees of Alcoa USA Corp effective as of August 1, 2016, and as may be amended from time to time. For periods prior to August 1, 2016, references to the Plan shall mean the Predecessor Plan.

PLAN ADMINISTRATOR means Alcoa.

PLAN YEAR means the calendar year.

PREDECESSOR PLAN means the Alcoa Retirement Savings Plan for Salaried Employees (now referred to as the Arconic Salaried Retirement Savings Plan).

PRE-TAX CATCH-UP CONTRIBUTIONS means contributions permitted under Section 414(v) of the Code, as described in Section 2(k) of the Plan.

PRE-TAX SAVINGS means the amount by which a Participant has elected to reduce his or her Eligible Compensation and defer the receipt thereof in accordance with Section 2 and the contribution of the said amount to the Plan, or an amount by which a Participant’s Eligible Compensation is deferred and contributed to the Plan pursuant to Automatic Enrollment.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

PROPERLY RECEIVED means any request to participate, request to change participation in the Plan, request for suspension of Payroll Deductions, a request for a transfer between investments in accordance with Sections 8 or 9, or a request for a withdrawal in accordance with either Section 10 or 11, or a Beneficiary designation, consent or revocation in accordance with Section 22, are Properly Received provided it is received by the Plan Administrator or its Designee in accordance with uniform rules established by the Plan Administrator.

QUALIFIED DEFAULT INVESTMENT ALTERNATIVE or QDIA means the Targeted Maturity Funds to which the Plan may direct the assets of a Participant’s account in the absence of Participant investment direction. Each Participant’s account will be invested in the appropriate Targeted Maturity Fund based on the Participant’s year of birth.

REEMPLOYMENT COMMENCEMENT DATE means the date on which a Participant is first reemployed by a Participating Employer following a Severance from Service Date.

RESTRICTED DISCRETIONARY CONTRIBUTIONS means amounts contributed by a Participating Employer as determined under Section 4(b).

RETIREMENT means termination of Continuous Service with rights to a pension other than a deferred vested pension benefit under a retirement plan of Alcoa and/or a Subsidiary and/or an Affiliate, termination of Continuous Service upon or after attainment of age 55 and completion of 10 years of Continuous Service, or Normal Retirement Age

ROLLOVER CONTRIBUTION means an eligible rollover distribution as described in Section 402(c)(4) of the Code, or a direct transfer of an eligible rollover distribution as described in Section 401(a)(31) of the Code (“Direct Rollover”) which is transferred to the Plan pursuant to Section 7.

SAFE HARBOR NOTICE means the notice described in Section 3(b) required for a Plan Year in which the Plan is operated as a safe harbor plan, that informs Participants of their rights and obligations under the Plan, including, but not limited to a description of the safe harbor Participating Employer Contributions, withdrawal and vesting provisions.

SAVINGS means the total amount of Pre-Tax Savings and After-Tax Savings contributed to the Plan in accordance with Section 2.

SEVERANCE FROM SERVICE DATE means the date Continuous Service terminates and is the earliest of: (i) the first date the Eligible Employee quits, retires, is discharged (including Permanent Layoffs), or dies, (ii) the first anniversary of the first date the Eligibile Employee is absent from work due to a Temporary Layoff, or (iii) the second anniversary of the first date the Eligible Employee is absent from work for any other reason (including a disability). Notwithstanding the foregoing, an employee will not be deemed to have terminated from Continuous Service until the second anniversary of the employee’s absence, if the absence is due to the pregnancy of the Eligible Employee, the birth of a child of the Eligible Employee or the

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

placement of a child with the Eligible Employee in connection with adoption proceedings, or for purposes of caring for that child for a period beginning immediately following such birth or placement. The period between the first anniversary and second anniversary of the first day of absence will not constitute Continuous Service. Severance from Service Date will also mean the date on which a participant ceases employment with Alcoa or a Subsidiary in connection with a sale of assets or interest in a Participating Employer and commences employment with the purchaser of such assets or interest, provided there is no transfer to the purchaser of Plan assets and liabilities relating to such participant.

SUBSIDIARY means a corporation a majority of whose voting stock is owned or controlled by Alcoa and/or one or more other Subsidiaries.

TARGETED MATURITY FUNDS means the investment vehicles that are pre-mixed funds consisting of varying asset allocations that follow an investment strategy based on a targeted retirement date. Targeted Maturity Funds are Core Funds.

TEMPORARY EMPLOYEE means a person who does not work on a regular schedule, or works less than fifty percent of the regular hours for the location where he or she is employed, or works fifty percent or more of the regular hours for the location but is hired for a specified period of time not to exceed twelve month.

TEMPORARY LAYOFF means an absence from employment due to a reduction of the work force by a Participating Employer due to lack of work, where it is intended that the Participant will not be subject to recall or the Participant has been designated as a temporary recall in the Company’s human capital management system (currently, the Global People System), but where there is an expectation that the Participant may return to work within the calendar year. A Participant’s Continuous Service will be terminated on the first anniversary of the first day of Temporary Layoff.

TOTAL AND PERMANENT DISABILITY means disability by injury or disease which, on the basis of medical evidence satisfactory to a medical doctor chosen by the Benefits Management Committee, prevents the employee from engaging in any employment with Alcoa, a Subsidiary or Affiliate suitable to his or her training and experience and will be permanent and continuous during the remainder of the employee’s life, and the employee is not otherwise employed by Alcoa, a Subsidiary or Affiliate.

TRUSTEE means the Trustee or Trustees appointed by the Board or its delegate in accordance with the provisions of Section 18.

U.S. means the United States of America.

VARIABLE COMPENSATION AWARDS means performance pay, profit sharing or gain sharing awards or other variable compensation awards as determined by the Participating Employer and approved by the Plan Administrator.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

GENERAL PROVISIONS

SECTION 1.	PARTICIPATION

An Eligible Employee participates in the Plan:

(a) by submitting application or request for participation that is Properly Received, or by receiving Discretionary Contributions, Restricted Discretionary Contributions, Participating Employer Contributions, or Employer Retirement Income Contributions; or

(b) by being Automatically Enrolled sixty (60) days following Employment Commencement Date or Reemployment Commencement Date, or after an employee employed on a temporary basis becomes an Eligible Employee.

(c) by being is Automatically Enrolled sixty (60) days following the initial participation of a new Company or Location resulting from an acquisition or restructuring of a business unit.

SECTION 2.	EMPLOYEE SAVINGS

(a) An Eligible Employee may elect to pay into the Plan through Payroll Deductions properly authorized by such employee, a whole percentage of his or her Eligible Compensation in an amount equal to one through twenty-five percent (25%), and After-Tax Savings equal to one through ten percent (10%), the aggregate of which cannot be greater than twenty-five percent (25%).

(b) An Eligible Employee subject to Automatic Enrollment will be subject to automatic Payroll Deductions equal to three percent of Eligible Compensation for any applicable payroll period, which will be contributed to the Plan as Pre-Tax Savings. Absent the Participant’s election of investment funds, such Pre-Tax Savings will be deposited into the appropriate QDIA, as described in Section 8(a).

(c) Payroll Deductions for Pre-Tax Savings made pursuant to Automatic Enrollment are subject to Automatic Pre-Tax Rate Escalation whereby, providing the Participant has participated in the Plan at least ninety days, the Participant’s Pre-Tax Savings rate will be increased by one percent on each April 1 after his or her Participation Date until the Pre-Tax Savings rate attains a target rate of six percent of Eligible Compensation. A Participant may change the percentage rate in whole percentages up to the maximum permitted by the Plan or opt out of Automatic Pre-Tax Rate Escalation at any time in a manner designated by the Plan Administrator that is Properly Received.

Any Participant may elect to begin or end Automatic Pre-Tax Savings Rate Escalation at any time in a manner designated by the Plan that is Properly Received. An election to begin Automatic Pre-Tax Saving Rate Escalation shall designate a beginning Pre-Tax Savings rate, a target rate up to the maximum permitted by the Plan, and an annual rate (in whole percentages) by which the Pre-Tax rate increases until the target rate is attained.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

(d) Any employee contributions which have been contributed to a Participant’s account under a qualified defined contribution plan of a Participating Employer which has been merged with this Plan, are credited to the Participant as Pre-Tax and After-Tax Savings Accounts, as applicable, as determined by the Plan Administrator, and thereafter be treated like Pre-Tax and After-Tax Savings with respect to withdrawals, loans, and investment options under the Plan. Any protected optional form of benefits provided under said qualified defined contribution plan will be maintained under the Plan.

(e) All Participating Employer Contributions and Discretionary Contributions, and Restricted Discretionary Contributions and Employer Retirement Income Contributions are irrevocable, except that any such contribution which was made by a mistake of fact or conditioned upon qualification of the Plan or any amendment thereof under Section 401 of the Code or upon the deductibility of the contribution under Section 404 of the Code, will be returned to the Participating Employer within one year after the payment of the contribution made by mistake, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

(f) A Participant may change his or her election for Payroll Deductions, effective for the first full Payroll Period following the date that such request is Properly Received.

(g) A Participant may direct that Payroll Deductions for Savings be discontinued beginning with the first full Payroll Period following the date that such direction is Properly Received. A Participant may direct that such deductions be resumed beginning with the first full Payroll Period following the date that such direction is Properly Received, except as provided in the definition of Financial Hardship.

(h) Payroll Deductions are paid to the Trustee as soon as practicable, but no later than the period prescribed by the Department of Labor for depositing contributions.

(i) Additional limitations on Savings, Participating Employer Contributions, Discretionary Contributions and Restricted Discretionary Contributions are provided in Appendices A, B and C. For Plan Years in which the Plan is operated in accordance with the safe harbor requirements of Sections 401(a)(12) and 401(m)(11) of the Code, Sections 5 and 9 of Appendix A do not apply with respect to Pre-Tax Savings and Participating Employer Contributions except as otherwise provided in Appendix A.

Notwithstanding the foregoing, in the event it is determined by the Benefits Management Committee or its Designee that for any particular month the maximum percentage of Eligible Compensation which a Participant may elect to pay into the Plan as Pre-Tax Savings must be reduced so as to prevent the actual percentage of Pre-Tax Savings for Participants who are Highly Compensated Employees from exceeding the elected percentage of Pre-Tax Savings of all other Participants, pursuant to the limitations in the Appendices, the maximum percentage of Pre-Tax Savings for said Highly Compensated Employees may be reduced, for any particular Month to the extent deemed necessary by the Benefits Management Committee or its designee. The said Participants’ previously elected percentage of After-Tax Savings will not be affected in any manner by a reduction of the maximum percentage of Pre-Tax Savings in accordance with the foregoing.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

(j) An Eligible Employee who meets the requirements listed below may make an election for a Plan Year to defer extra Pre-Tax Catch-Up Contributions in an amount that equals an annual maximum amount of six thousand dollars ($6,000), or such other amount adjusted for cost-of-living increases as may be provided by the Secretary of the Treasury pursuant to Section 414(v)(2) (C) of the Code. Eligible Employees who meet the requirements are individuals who i) have attained 50 or will attain age 50 during the applicable Plan Year; ii) are contributing no less than six percent (6%) of Eligible Compensation in Pre-Tax Savings; and iii) have submitted an election to make Pre-Tax Catch-Up Contributions for applicable Plan Year.

(k) A Participant who’s compensation is suspended due to an absence from employment due to military leave protected by Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), may upon his or her return to employment contribute “make up” Pre-Tax Contributions equal to the amount he or she would have contributed except for the absence based upon the Participant’s election on file. Such make up contributions must be paid to the Plan during a period that does not exceed the lesser of three (3) times the length of time of the military leave or five (5) years, commencing from the date employment is resumed.

SECTION 3.	PARTICIPATING EMPLOYER CONTRIBUTIONS (MATCH)

Participating Employer Contributions will be allocated under the Plan to the account of those Participants for whom Pre-Tax Savings are paid into the Plan for such Payroll Period in accordance with Section 2, where the Participating Employer with whom the Participant is actively employed has elected to make such contributions. All Participating Employer Contributions will be invested in the same Core Funds elected by the Participant for his or her current Savings (or if none, then in the QDIA).

(a) Schedule B provides a list of Participating Employers and Participating Employer Contributions. The amount of all such Contributions are contributed on a Payroll Period basis by the Participating Employer out of current income or accumulated earnings.

(b) Any employer contributions which have been contributed to a Participant’s account under a qualified defined contribution plan of a Participating Employer which has been merged with this Plan, are credited to the Participant as Participating Employer Contributions and thereafter be treated like Participating Employer Contributions with respect to withdrawals, loans, and investment options under the Plan. Any protected optional form of benefits provided under said merged qualified defined contribution plan will be maintained under the Plan.

(c) Safe Harbor Participating Employer Contributions. Beginning January 1, 2017, Participating Employer Contributions will satisfy the safe harbor requirements of Sections 401(k)(12) and 401(m)(11) of the Code. For safe harbor purposes, Participating Employer Contributions will be allocated under the Plan on a payroll basis in an amount equal to 100% of each dollar of Pre-Tax Savings and Pre-Tax Catch-Up Contributions up to six percent of the Participant’s Eligible Compensation.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

SECTION 4.	DISCRETIONARY CONTRIBUTIONS

(a) A Participating Employer for each Plan Year may contribute under the Plan to the account of those Eligible Employees who are employed with said Participating Employer on the last day of the Plan Year such amounts of Discretionary Contributions as its board of directors or in the case of an Affiliate, the appropriate governing entity determines, unless disapproved by the Benefits Management Committee. Discretionary Contributions are allocated to Eligible Employees based on either uniform dollar amounts or whole or partial percentages of Eligible Compensation. A Participating Employer may elect to make one Discretionary Contribution for any Plan Year on or before December 31 of said Plan Year and may direct, but is not obligated to direct, the Trustee to promptly invest such amount in the Alcoa Stock Fund.

(b) A Participating Employer for each Plan Year may contribute under the plan to the account of those Eligible Employees who are employed with said Participating Employer on the last day of the Plan Year, Restricted Discretionary Contributions in an amount determined by its board of directors or in the case of an Affiliate, the appropriate governing entity, unless disapproved by the Benefits Management Committee. Restricted Discretionary Contributions will be allocated to Eligible Employees based on either uniform dollar amounts or whole or partial percentages of Eligible Compensation. A Participating Employer may elect to make one Restricted Discretionary Contribution for any Plan Year on or before December 31 of the Plan Year. The Restricted Discretionary Contribution will be paid to the Trustee no later than the date fixed by law for the filing of the Participating Employer’s federal income tax return for the year for which the contribution is made, including any extensions of time granted by the Internal Revenue Service for filing the return. The Participating employer may direct, but is not obligated to direct, the Trustee to promptly invest such amount in the Alcoa Stock Fund; otherwise, Restricted Discretionary Contributions will be invested in accordance with the provisions of Section 8(b).

(c) An Eligible Employee who incurs an absence due to military leave protected by USERRA and eligible to receive Discretionary or Restricted Discretionary Contributions will receive those contributions based on the Eligible Compensation that would have been received had the individual remained actively employed during the period of military leave.

SECTION 5.	EMPLOYER RETIREMENT INCOME CONTRIBUTIONS (ERIC)

Employer Retirement Income Contributions of three percent of Eligible Compensation will be made to the accounts of Participants with an Employment Commencement Date or Reemployment Commencement Date occurring on or after March 1, 2006, on a Payroll Period basis. For purposes of ERIC, the date of hire shall be the date of hire with Alcoa Inc. (or a subsidiary or affiliate of Alcoa Inc. as defined in the Predecessor Plan) for periods prior to August 1, 2016. Notwithstanding the foregoing, Eligible Employees of certain locations designated in Schedule B will receive Employer Retirement Income Contributions as of the date indicated, regardless of the date of their Employment Commencement Date or Reemployment Commencement Date.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

An Eligible Employee who incurs an absence due to military leave protected by USERRA and eligible to receive ERIC will receive those contributions based on the Eligible Compensation that would have been received had the individual remained actively employed during the period of military leave.

Withdrawals of Employer Retirement Income Contributions are permitted by Participants who have attained age 59  1⁄2.

Any person, i) whether or not a citizen of the U.S., who transfers from a location outside of the U.S. to a participating U.S. location, or ii) who is not a citizen of the U.S. and was a participant in the Global Pension Plan (or its predecessor) as of December 31, 2008 and transferred from a location outside of the U.S. to a participating U.S. location, will be eligible for Employer Retirement Income Contributions, regardless of the individual’s date of hire.

SECTION 6.	NONFORFEITURE OF PARTICIPATING EMPLOYER CONTRIBUTIONS, DISCRETIONARY CONTRIBUTIONS RESTRICTED DISCRETIONARY CONTRIBUTIONS, AND EMLOYER RETIREMENT INCOME CONTRIBUTIONS

All Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contribution, and any investment earnings attributable thereto held in a Participant’s account are nonforfeitable and not subject to divestment.

SECTION 7.	ROLLOVER CONTRIBUTIONS

An Eligible Employee of a Participating Employer who is or may become a Participant may, unless disapproved under objective procedures established by the Benefits Management Committee, make a Rollover Contribution to the Plan. An Eligible Employee’s Rollover Contribution is credited to his or her account and thereafter treated like the Participant’s Pre-Tax Savings with respect to withdrawals, loans and investment options under the Plan. The Plan does not accept Roth rollovers.

SECTION 8.	INVESTMENTS

(a) Savings and Employer Retirement Income Contributions. Pre-Tax Savings (including Rollover Contributions), After-Tax Savings, and Employer Retirement Income Contributions will be invested, at the election of the Participant, in any of the Core Funds in one percent increments. Pre-Tax Savings of any Participant who is Automatically Enrolled and Employer Retirement Income Contributions made to the account of a Participant who has not made investment election will be contributed to the appropriate QDIA fund, based on the Participant’s date of birth.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

A Participant may change his or her current investment election or transfer assets deposited by the Plan into a QDIA fund any day of the Plan Year, to be effective for the next following Payroll Period, within the limitations otherwise provided in this Plan, by directing the Plan Administrator or its Designee to make such change which direction is Properly Received.

(b) Participating Employer Contributions, Discretionary Contributions and Restricted Discretionary Contributions. All Participating Employer Contributions will be invested in the same Core Funds elected by the Participant for his or her current Savings (or if none, then in the QDIA). Discretionary Contributions, and Restricted Discretionary Contributions may be invested in the Alcoa Stock Fund if directed by the Participating Employer, subject to Section 9, or otherwise invested in the same Core Funds elected by the Participant for his or her current Savings (or if none, then in the QDIA).

(c) Brokerage Account. A portion of Pre-Tax or After Tax Savings, and Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, or Employer Retirement Income Contributions subject to transfer as provided in Section 9, or any other amounts invested in the Core Funds may be transferred in amounts of one thousand dollars ($1,000) or more and reallocated to a Brokerage Account, a self-directed brokerage account that allows a Participant to select and personally manage investment options not otherwise available under the Plan, in accordance with the provisions of Section 16. Any amounts to be withdrawn, loaned or distributed from a Brokerage Account must be first transferred back to the Core Funds, as described in Section 16(h).

(d) Automatic Rebalancing of Investments. A Participant may elect to have his or her account balance automatically rebalanced, or readjusted, at ninety-day intervals, to equal the percentage(s) directed by the Participant for investing such account balance in any Core Fund(s). The Participant may cancel Automatic Rebalancing at any time in a manner designated by the Plan Administrator that is Properly Received.

SECTION 9.	TRANSFERS BETWEEN INVESTMENTS

(a) Transfers of Savings, Participating Employer, Discretionary, Restricted Discretionary and Employer Retirement Income Contributions. A Participant may elect to transfer in whole percentage increments or specified dollar amounts all or part of the Current Market Value of the Participants’ Pre-Tax Savings, After Tax Savings, Participating Employer, Discretionary, Restricted Discretionary and Employer Retirement Income Contributions subject to the following:

(1) transfers from any one or more Core Funds to the Brokerage Account must be made in amounts of one thousand dollars ($1,000) or more;

(2) transfers may be made on a daily basis;

(3) investment Fund transfers do not constitute a change in the Participant’s current investment election;

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

(4) transfer provisions may be subject to restrictions imposed by mutual fund companies underlying the Core Funds.

(b) Effective Date of Transfer. The effective date of any transfer will be the date for which the appropriate direction to the Plan Administrator or its Designee has been Properly Received.

(c) Value of Transfer. The Current Market Value of Savings, Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions to be transferred into or out of an Investment Fund are determined in accordance with the value of the Investment Fund at the close of business of the Business Day on the Effective Date.

SECTION 10.	WITHDRAWALS DURING EMPLOYMENT

Withdrawals are not permitted prior to the termination of the Participant’s Continuous Service, except for the following:

(1) Upon attainment by the Participant of age 59  1⁄2; or

(2) Upon a determination by the Plan Administrator or Designee that the Participant has suffered a Financial Hardship with respect to Pre-Tax Savings, and Employer Contributions contributed to the Predecessor Plan prior to January 1, 2011.

A Participant may withdraw the Current Market Value of After-Tax Savings at any time (subject to a $250.00 minimum). Effective the first Business Day a Participant has attained three years of Plan participation, he or she may voluntarily withdraw all or a portion (subject to a $250.00 minimum) of the Current Market Value of Participating Employer Contributions and Discretionary Contributions made to the Predecessor Plan prior to January 1, 2011.

SECTION 11.	DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT

(a) A Participant whose Continuous Service terminates is eligible to receive as a distribution the Current Market Value of all Savings, Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions made to the Participant’s accounts. In the event a Participant who has terminated employment received a total distribution of the Current Market Value of his or her account under the Plan has a Reemployment Commencement Date, he or she will not be permitted to repay the distributed amount other than as a Rollover Contribution from an eligible retirement plan described in Sections 402(c)(4) and 401(a)(31) of the Code, as provided in Section 7.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

(b) Direct Rollovers.

(i) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this subsection, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(ii) Definitions:

(1) Eligible rollover distribution: An eligible rollover distribution means any distribution to an employee of all or any portion of the balance to the credit of the employee in the Plan, and as otherwise described in this subsection (1). An eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee’s designated Beneficiary; or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and any amount distributed on account of hardship.

(2) Eligible Retirement Plan: An eligible retirement plan is an individual retirement account or individual retirement annuity described in Sections 408(a) and 408(b) of the Code; a qualified trust described in Section 401(a) of the Code that accepts the distributee’s eligible rollover distribution; an annuity plan or contract described in Sections 403(a) and 403(b) of the Code; or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan will also apply in the case of a distribution to a surviving spouse of a Participant or the spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code. With respect to an eligible rollover distribution to a Participant’s nonspouse Beneficiary, an eligible retirement plan is an individual retirement account or annuity described in Sections 408(a) and 408(b) of the Code established for the purpose of receiving such distribution, and identifying the deceased Participant and Beneficiary.

(3) Distributee: A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. A distributee includes the employee’s or former employee’s nonspouse Beneficiary, provided the transfer of the eligible rollover distribution is made as described in paragraph (4) below.

(4) Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

SECTION 12.	PAYMENT OF DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT

(a) Subject to the following provisions of this Section, payment to a Participant or Beneficiary of the Current Market Value of all Savings, Participating Employer Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions in the Participant’s account from any Investment Fund, other than the Alcoa Stock Fund, upon the Participant’s termination of Continuous Service is made in cash. All amounts held in the Alcoa Stock Fund at the time of the Participant’s termination of Continuous Service are paid in cash or Alcoa Inc. Stock. Such payment will be made in accordance with the following rules:

(i) If the Current Market Value of all of the Participant’s vested account balances (not including Rollover Contributions) in all qualified defined contribution plans of Alcoa, the Subsidiaries and Affiliates is less than one thousand dollars ($1,000), then a total distribution of all of the Participant’s vested account balances will be made to the Participant at a time determined by the Plan. If the Current Market Value of all of the Participant’s vested account balances (not including Rollover Contributions) in all qualified defined contribution plans of Alcoa, the Subsidiaries and Affiliates (i) is greater than one thousand dollars ($1,000) but less than five thousand dollars ($5,000), the distribution will be paid in a direct rollover to an individual retirement account designated by the Benefits Management Committee unless the Participant, or Beneficiary if applicable, elects to have such distribution paid directly to an eligible retirement plan specified by the Participant or Beneficiary in a direct rollover or to receive the distribution directly in cash. The value of any delisted stock that is no longer publicly traded but that is held in the Participant’s Brokerage Account shall not be considered for purposes of the preceding valuation. Any such delisted stock shall be distributed in-kind where the value of the Participant’s vested account balances (not including Rollover Contributions) in all qualified defined contribution plans of Alcoa, the Subsidiaries and Affiliates is less than five thousand dollars ($5,000), in a direct rollover to an individual retirement account designated by the Benefits Management Committee. Upon such distribution of de-listed stock, the amounts distributed will be reported for income tax purposes using reasonable methods available at such time and determined by the Plan.

(ii) If the Current Market Value of all of the Participant’s vested account balances in all defined contribution plans of Alcoa, the Subsidiaries and Affiliates exceeds five thousand dollars ($5,000), the distribution is made upon the consent of the Participant, or surviving spouse if applicable, and if no consent is given and no claim for benefits has been made, such distribution is made in total upon his or her attainment of age 69. Prior to the distribution of the total Current Market Value of the Participant’s total account balance, the Participant, or the Beneficiary in the case of a Participant who dies with an account balance in the Plan, may request four partial distributions (subject to a $250.00 minimum) during each Plan Year in which the account balance is maintained in the Plan. Notwithstanding the foregoing, in the event that a claim for benefits is made, a distribution is made no later than the 60th day after the latest of the last day of the Plan Year in which occurs: (1) the date on which the Participant attains the earlier of age 65, (2) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (3) the Participant terminates his or her service with the Participating Employer.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

(iii) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

a. the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable a particular distribution option), and

b. the Participant, after receiving the notice, affirmatively elects a distribution.

(iv) If the Participant dies with an account balance in the Plan, the entire interest of the Participant will be distributed not later than 5 years after the death of the Participant.

(b) Upon any distribution of Alcoa Inc. Stock from the Alcoa Stock Fund, the Trustee delivers to the recipient a certificate representing the number of whole shares of Alcoa Inc. Stock being distributed and cash equal to the Current Market Value on the Effective Date of distribution of any fractional interest in a share being distributed. With respect to any shares of Alcoa Inc. Stock which are to be sold for the account of the recipient, the Trustee may, at its option (1) purchase such shares for Plan purposes at the Current Market Value on the Effective Date of distribution, or (2) sell such shares on the open market for the account of the recipient.

(c) Notwithstanding the foregoing provisions of this Section, distribution of a Participant’s account balances commences at the later of retirement or the April 1 next following the calendar year in which the Participant attains age 70-1/2 years in accordance with Section 13(b) (or, for Participants transferred to this Plan from the Predecessor Plan who were already receiving distributions from the Predecessor Plan after reaching their required distribution dates, April 1 of the calendar year following the calendar year in which the Participant attained age 70-1/2).

(d) Notwithstanding the foregoing, if a Participant is reemployed by a Participating Employer, then distribution of his or her account balances other than minimum required distributions under Section 401(a)(9) of the Code, if any, payable to him or her during the period of his or her reemployment is suspended until his or her subsequent termination from employment. Upon his or her subsequent termination from employment, the Participant’s account balances are paid in accordance with the foregoing provisions of this Section 12.

(e) Notwithstanding paragraphs (a) and (b) above, in the event that any qualified defined contribution plan is merged with this Plan or this Plan is the surviving plan with respect to any assets of Participants of a merging plan which are transferred to this Plan, any distribution options contained in the merging plan which are not contained in this Plan may be continued to be distribution options available to the said Participant of the merging plan for distribution of his or her account, in accordance with Section 411(d)(6) of the Code.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

SECTION 13.	GENERAL PROVISIONS WITH RESPECT TO WITHDRAWALS

(a) Effective Date of Withdrawal. The Effective Date of any withdrawal from the Plan is the Business Day such request for withdrawal is Properly Received by the Plan Administrator or its Designee.

(b) Distribution Limitations. Distribution of all amounts payable under the Plan to a Participant commences:

(i) Not later than (1) the required distribution dates or (2) the required distribution date, without violating Treasury regulations, if any, over the life of the Participant or over the lives of the Participant and a Beneficiary, or over a period not extending beyond the life expectancy of the Participant and a Beneficiary.

(ii) If distribution of the Participant’s interest in the Plan has begun in accordance with paragraph (i)(2) and the Participant dies before his or her entire interest is distributed, the Participant’s remaining interest in the Plan will be distributed at least as rapidly as under the method of distribution stated under paragraph (i)(2) above being used on the date of the Participant’s death. If the Participant dies before the distribution of his or her interest in the Plan has begun in accordance with paragraph (i)(2), the entire interest of the Participant will be distributed not later than five years after the death of the Participant.

For purposes of this paragraph (b), the “required distribution date” means the date prescribed by Treasury Regulations, as amended from time to time, which is the later of retirement or April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 (or, for Participants transferred to this Plan from the Predecessor Plan who were already receiving distributions from the Predecessor Plan after reaching their required distribution dates, April 1 of the calendar year following the calendar year in which the Participant attained age 70-1/2).

For the purposes of this paragraph (b), any amount paid to a minor child is treated as if it had been paid to the surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority or any other designated event as may be permitted by Treasury Regulations, if any.

(c) Appendix D, Minimum Distribution Requirements, provides the Plan provisions to comply with Section 401(a)(9) of the Code and Treasury Regulations §1.401(a)(9)-2 through -9, as applicable, relating to required minimum distributions.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

SECTION 14.	NONASSIGNABILITY

Except as required under ERISA, no right or interest, of any Participant or Beneficiary in the Plan or in such Participant’s accounts is (a) assignable or transferable or subject to any lien in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, alienation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, other than a transfer as a result of death or mental incompetence, or (b) liable for, or subject to, any obligation or liability of such Participant or Beneficiary. Such portions of the Savings, Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions in the account of a Participant as are payable to another in accordance with the provisions of a “qualified domestic relations order,” as defined in Section 414(p) of the Code and any applicable regulations thereunder, are distributed to the party designated in and in accordance with said order. The Effective Date of withdrawal for any such distribution is the first Business Day following the Plan Administrator’s determination that the said order is in compliance with Section 414(p) of the Code and any applicable regulations thereunder and such distribution is made as soon as administratively practical thereafter. The Plan Administrator or Designee has promulgated procedures to determine whether a domestic relations order is a qualified domestic relations order. The procedures will be provided to a participant or alternate payee upon written request, or upon receipt of the domestic relations order by the Plan Administrator or Designee.

SECTION 15.	EXTENT OF PARTICIPANT’S RIGHTS

(a) General. No person has any interest in or right to any part of the assets held under the Plan or the income thereon, except as and to the extent expressly provided in the Plan.

At the time of withdrawal by a Participant or Beneficiary he or she will receive shares or cash. There is no guarantee that the Current Market Value of any investment will be equal to or greater than the amount of the Participant’s Savings therein. This Plan is designed to comply with and operate under Section 404(c) of ERISA. A Participant and his or her Beneficiaries assume all risk in connection with any decrease in the value of any investments allocated to such Participant’s account. For purposes of Section 404(c)(1) of ERISA, in the absence of Participant or Beneficiary investment direction, a Participant or Beneficiary shall be treated as having exercised control over the assets invested in any investment which qualifies as a QDIA in accordance with Section 404(c)(5) of ERISA and the regulations promulgated thereunder.

The Plan does not and should not be construed as conferring any rights upon any person for a continuation of employment, nor does it interfere with the rights of Alcoa or any Subsidiary or Affiliate to terminate the employment of any person or to take any personnel action affecting such person without regard to the effect which such action might have upon such person or his or her Beneficiaries as a prospective recipient of benefits under the Plan.

(b) Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

SECTION 16.	MANAGEMENT OF FUNDS

(a) General. Savings, Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions paid to the Trustee are invested as provided in the Plan.

(b) Trustees and Investment Managers. The Board or its designee (including but not limited to the Benefits Management Committee) has the responsibility to appoint, review the performance of, and remove where deemed appropriate, one or more Trustees, and one or more investment managers each of which is a bank, insurance company or other investment adviser qualified under Section 3(38) of ERISA. The duties of each Trustee and manager, to the extent not set forth in the Plan, are set forth in a trust agreement or other written documents approved by the Board or its designee. Except as otherwise provided in such documents or in the Plan, each such investment manager has sole investment control and management responsibility with respect to those assets of the Plan for which it is designated the investment manager. The Board may delegate its authority to appoint an investment manager, to remove an investment manager, to approve and direct the execution by the proper officer or officers of Alcoa of amendments to agreements with any investment manager and to review the performance of any such managers. Such delegation also includes the authority to approve written documents setting forth the duties of any manager and to direct the execution of investment management agreements by the proper officer or officers of Alcoa. No Trustee has any investment responsibility for any assets which are subject to the investment control of another investment manager and as to such assets it only has custodial duties if it is the custodian.

(c) Designation of Investment Strategy. The Board or its designee (including but not limited to the Benefits Management Committee) may from time to time designate, as to part or all of the assets of the Plan, that a separate fund or funds be established. Except as otherwise provided in the Plan, as to each such separate fund the Board or its designee may specify the investment strategy to be employed and the investment manager is thereupon relieved of responsibility for assuring that the specified investment strategy creates suitable diversification of the overall assets of the Plan, provided that such investment manager has followed such specifications.

(d) (1) Acquisition of Fixed Income Investments by the Trustee. The Trustee will enter into investment arrangements with insurance companies, banks or money managers, as directed by an investment manager duly appointed by the Board or its designee for the Fixed Income Fund. The Trustee will invest all Savings and other amounts to be invested in the Fixed Income Fund in accordance with such directions.

(2) Accounting for Participant’s Accounts. Participants’ investments in the Fixed Income Fund are accounted for on a unit basis. The Trustee allocates to the accounts of each Participant such units in the Fixed Income Fund as may be acquired with funds (if any) in such Participant’s accounts to be invested therein. Such allocations will be made in a uniform manner as determined by the Benefits Management Committee. Transfers and withdrawals are valued based on the Current Market Value per unit on the Effective Date of the transfer or withdrawal.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

(e) (1) Acquisition of Alcoa Inc. Stock by Trustee. The Savings, Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions to be invested in the Alcoa Stock Fund are used by the Trustee to purchase from time to time shares of Alcoa Inc. Stock (i) from Alcoa, at the Current Market Value thereof, or (ii) to the extent Alcoa does make shares available for purchase by the Trustee for such purpose, on the open market, unless Alcoa otherwise directs, or (iii) by the exercise of warrants or rights as provided in this Section. The Trustee, to the extent reasonable, invests any cash held in the fund in cash equivalents (including commercial paper). The Trustee also holds for the purpose of allocation to the accounts of individual Participants as hereinafter provided (i) shares of such stock which the Trustee has acquired upon withdrawal by a Participant, and (ii) shares of such stock which the Trustee has acquired pursuant to Participants’ elections to transfer investments under the provisions of Section 9. All shares of such stock purchased by the Trustee are carried in the accounts of the Trustee at the actual cost thereof, including any taxes, commissions, etc. which are not paid by the Participating Employer, incident to the purchase except that shares acquired upon the exercise of warrants or rights are carried at the Current Market Value of such shares on the date of such exercise.

(2) Allocation of Stock to Participants’ Accounts. Participants’ investments in the Alcoa Stock Fund are accounted for on a unit basis. The Trustee allocates to the accounts of each Participant such units in the Alcoa Stock Fund as may be acquired with funds (if any) in such Participants’ accounts to be invested therein. Such allocations are made in a uniform manner as determined by the Benefits Management Committee. Transfers and withdrawals are valued based on the Current Market Value per unit on the Effective Date of the transfer or withdrawal.

(3) Allocation of Dividends to Participants’ Accounts. In valuing the units, dividends are accounted for on the date the board of directors of Alcoa Inc. declares the dividend. Once received, dividends are invested in the Alcoa Stock Fund. A Participant may elect to receive an annual distribution of the dividends posted to their account during the Plan Year. Such election must be made prior to the last dividend record date in the Plan Year, and distribution will be made as soon as administratively practical following the date the final dividends are posted to the Participant’s account. Distribution will be paid in a lump sum from the Alcoa Stock Fund. To the extent the Participant’s account balance in the Alcoa Stock Fund is insufficient to pay the dividends, the balance of the distribution will be paid pro-rata from the Participant’s other Core Fund investments.

(4) Warrants & Purchase Rights. A Participant has no right of request, direction or demand upon the Trustee to exercise in his or her behalf warrants or rights to purchase shares of common stock or other securities of Alcoa, except as otherwise determined by the board of directors of Alcoa Inc. The Trustee, in its discretion, may exercise or sell any warrants or rights to purchase shares of Alcoa Inc. Stock appertaining to shares of such stock held by the Trustee and may sell any warrants or rights to purchase other securities of Alcoa appertaining to shares of such stock held by the Trustee.

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(5) Stock Splits & Dividends. Shares of Alcoa Inc. Stock received by the Trustee by reason of a stock split or stock dividend become part of the Alcoa Stock Fund.

(6) Voting. The Trustee exercises its voting rights in accordance with written directions of each Participant with respect to at least the number of whole shares of Alcoa Inc. Stock held by it in the Participants’ accounts on the record date for voting. With respect to all other shares of Alcoa Inc. Stock held by the Trustee on the record date for voting (the “Other Shares”), including but not limited to, (i) fractional shares in the Participants’ accounts (if they are not subject to direct voting), (ii) shares for which it has not received written directions from any Participant, and (iii) any shares which have not yet been allocated to Participants’ accounts, the Trustee exercises its voting rights in the same proportion (for, against, abstain and so on) on each matter as it exercises its voting rights with respect to shares of Alcoa Inc. Stock for which voting directions were received from all participants in all plans which participate in the Alcoa Stock Fund.

(f) (1) Acquisition of Other Investments by Trustee. Alcoa has and in the future will enter into investment arrangements with various investment managers. Any such arrangements must be approved by the Benefits Management Committee. Expenses incurred in connection with the purchase or sale of securities by the investment manager are paid from the applicable Investment Fund.

(2) Accounting for Participant’s Accounts. Participants’ investments in the Core Funds are accounted for on a unit basis. The Trustee allocates to the accounts of each Participant such units in each of the Core Funds as may be acquired with funds (if any) in such Participant’s accounts to be invested therein. Such allocations will be made in a uniform manner as determined by the Benefits Management Committee. Transfers and withdrawals are valued based on the Current Market Value per unit on the Effective Date of the transfer or withdrawal.

(g) Transition Provision. Pending investment under an arrangement established pursuant to this Section and pending distribution to Participants following withdrawal from such an arrangement, cash is invested by the Trustee in short-term fixed income securities or cash equivalents (including commercial paper) and the value of such securities or cash equivalents is allocated to the accounts of Participants in an equitable manner determined by the Benefits Management Committee.

(h) Brokerage Account. Participants have the right to invest and personally manage investments outside of the Core Funds by investing through the Brokerage Account offered by a broker selected by the Plan (“Broker”). Investment options through the Brokerage Account are mutual funds (other than those already available as Core Funds), any taxable equity or fixed income security publicly traded in a U.S. security market (including American Depository Receipts), and money market funds. Pre-Tax Savings, After-Tax Savings, Rollover Contributions, Participating Employer Contributions, Discretionary Contributions Restricted Discretionary Contributions, and Employer Retirement Income Contributions that are subject to transfer as provided in Section 9, may not be directly invested in the Brokerage Account, nor may withdrawals, distributions or loans be made directly from the Brokerage Account. Such transactions must be processed through the Core Funds.

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(1) Restrictions of Trading in the Brokerage Account. Certain restrictions apply to investment vehicles that may be available through the Brokerage Account. Specifically, the following investments are not available through the Brokerage Account: Alcoa Inc. Stock (common or preferred) and bonds; funds currently available in the Core Funds; tax-free funds; securities of publicly traded limited partnerships; options contracts; purchase on short sales, futures, precious metals, and currencies; real estate (other than funds); annuities; life insurance policies; collectibles; commodities; foreign stocks (not American Depository Receipt); and margin trading and trade-away trades that are placed by another broker and settle with the Broker.

(2) Trading within the Brokerage Account. Investment purchases in the Brokerage Account may be made after such amounts are transferred from the Participant’s Core Fund accounts. Transfers from Core Funds may be made as provided in Section 9. Transferred funds will be held in the Broker’s money market fund until the Participant’s buy orders are received by the Broker. Trades may be subject to initial and subsequent investment minimums required by a mutual fund.

Transfers are made out of the Brokerage Account and into the Core Funds from the Schwab Money Market Fund. If there are insufficient funds to make the requested transfer, the participant must submit a sell order with Schwab. The proceeds of securities sold will be invested automatically in the Broker’s money market fund and will be subsequently transferred out of the Brokerage Account to the Core Funds as directed by the Participant.

(3) Expenses Incurred by Trading and Voting. The Broker’s standard commission schedule will be deducted from the Brokerage Account of the Participant who initiates the trades, and any other fees and expenses incurred through the Brokerage Account will be paid directly by the Participant.

The Broker will execute proxies for any securities held in the Brokerage Account accounts in accordance with written directions of any Participant.

OTHER PROVISIONS OF THE PLAN

SECTION 17.	LOANS

(a) A Participant may borrow a proportion of the Current Market Value of his or her Savings, Participating Employer and Discretionary Contributions which are eligible for transfer under Section 9 of this Plan (“Eligible Loan Account Balance”).

A Participant may not borrow Restricted Discretionary Contributions or Employer Retirement Income Contributions. In addition, a Participant may not borrow Participating Employer Contributions, or Discretionary Contributions, made on or after January 1, 2011 to the Plan or the Predecessor Plan or investment gains thereon.

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A Participant shall pay a $100 processing fee, or such other amount as may be designated by the Plan Administrator, for each loan request. The fee will be included in the loan amount, subject to the limitations of this Section 17, and deducted prior to distribution of the loan.

(b) A loan to a Participant, when added to the balance of any other outstanding loans the Participant has under the Plan, cannot exceed the lesser of:

(1) $50,000 reduced to the extent of the highest outstanding loan balance of the Participant’s loans outstanding during the 365 day period immediately preceding the date on which the loan is made; or

(2) 50% of the sum of the Participant’s (A) Eligible Loan Account Balance, plus (B) Restricted Discretionary Contributions and vested portion of Employer Retirement Income Contributions balances.

A Participant may refinance any general purpose loan for any reason at any time (but only once in a twelve-month period), as may be permitted under the Code or ERISA.

(c) Each loan to a Participant is secured by a promissory note under which the Participant pledges and grants the Trustee an interest in the Participant’s Eligible Loan Account Balance to the extent of the unpaid loan.

(d) All loans to Participants are treated as investments of plan assets in their respective accounts. All principal and interest associated with a Participant’s repayment of a loan are credited to his or her Plan account.

(e) The Plan Administrator has developed a procedure in accordance with the Code and ERISA under which such loans from the Plan will be made available to Participants, which procedure has been approved by the Benefits Management Committee.

(f) Loan repayments will be suspended under this Plan during a period of military service as permitted under Section 414(u)(4) of the Internal Revenue Code and the regulations promulgated under Section72(p) of the Code. Upon the Participant’s return to active employment, loan repayments will resume and the period of repayment extended in direct proportion of the Participant’s period of absence for military leave.

(g) All loans borrowed by Participants under the Predecessor Plan shall be honored on the same terms and conditions under this Plan.

SECTION 18.	TRUST

All assets of the Plan are held in trust for the Plan, except as otherwise permitted by applicable law. Alcoa has entered into a trust agreement with a national banking association which acts as Trustee under the Plan. The Board or its designee (including but not limited to the Benefits Management Committee) may, from time to time, amend such trust agreement (subject to its terms), remove such Trustee or any Successor Trustee and upon removal or resignation of a Trustee, appoint a Successor Trustee.

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SECTION 19.	ADMINISTRATION

(a) Duties of Plan Administrator. The Plan Administrator or its Designee are responsible for the preparation and the filing with governmental agencies or the furnishing to Participants and Beneficiaries, of all summaries, descriptions, annual and other reports, notices and other documents and information which are required to be so prepared and filed or furnished under ERISA or the Code, retain appropriate records and also have all of the other responsibilities and duties of the administrator of the Plan as set forth in ERISA, except as otherwise provided in the Plan. Each Participating Employer by whom a Participant is employed furnishes to the Plan Administrator or its Designee any records required for the foregoing.

(b) The Benefits Management Committee. Except as provided in Section 16 and in paragraph (a) of this Section, the complete authority to control and manage the operation and administration of the Plan is placed in the Benefits Management Committee, which consists of one or more persons appointed from time to time by the board of directors of Alcoa Inc.

(c) Duties of Benefits Management Committee. Subject to the limitations of the Plan, the Benefits Management Committee has the discretionary authority to: (1) construe and interpret the Plan, (2) interpret administrative forms and other information, (3) make credibility findings, and (4) establish supplemental regulations for the administration of the Plan and the transaction of its business. All actions, determinations and interpretations of the Benefits Management Committee will be performed in a uniform and nondiscriminatory manner to all Participants in similar circumstances. All interpretations of the Plan and determinations of disputed questions made by the Benefits Management Committee are conclusive, final and binding upon the Participating Employers, Participants, Beneficiaries, other employees and any other individuals claiming rights under the Plan, subject to a claimant’s request under paragraph (e) of this Section to have the Benefits Management Committee review the denial of a claim. When making an interpretation or determination, the Benefits Management Committee is entitled to rely upon information furnished by the individual, Participant, Beneficiary or Participating Employer, unless in accordance with an appeals procedure established by the Benefits Management Committee the claimant establishes to the satisfaction of the Benefits Management Committee that Continuous Service, compensation or other records are erroneous.

(d) Application for Benefits. Each person applying for a benefit under the Plan must furnish all information required under procedures approved by the Benefits Management Committee.

(e) Review of Denial of Benefits. If any applicant’s claim for benefits under the Plan is denied, the applicant will be notified in writing of such denial. Such notice will set forth the specific reasons for such denial and will be written in a manner calculated to be understood by the applicant. The applicant will be afforded a reasonable opportunity for a full and fair review by the Benefits Management Committee or its Designee of the decision denying his or her claim for benefits, in accordance with a claims procedure which the Benefits Management Committee

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adopts. After the final determination of an appeal by the Benefits Management Committee or its Designee, the applicant must file any litigation arising out of the underlying facts or circumstances giving rise to such claim and appeal, under ERISA or otherwise, within one hundred eighty (180) days following the date of the final notice provided by the Benefits Management Committee or its Designee.

(f) Extent of Benefits Management Committee’s Responsibility. The members of the Benefits Management Committee will act in a prudent manner in the performance of their duties. No member will be personally liable by virtue of any contract, agreement, bond or other instrument made or executed by or on behalf of such member as a member of the Benefits Management Committee. To the extent permitted by ERISA, no member of the Benefits Management Committee will be liable for any mistake of judgment made by himself or herself or any other member, nor for any loss, unless resulting from his or her own gross negligence or willful misconduct, and no member will be liable for the neglect, omissions or wrongdoing of any other member thereof, or of the agents or counsel of the Benefits Management Committee. To the extent permitted by law, Alcoa will indemnify and save harmless each member of the Benefits Management Committee against all expenses and liabilities arising out of his or her services as such, except for expenses and liabilities arising from such member’s own gross negligence or willful misconduct as determined by the board of directors of Alcoa Inc.

(g) Relationship to Other Fiduciaries. Each fiduciary in carrying out its responsibilities under the Plan may rely upon any direction, information or action of another fiduciary as being proper under this Plan or the documents under which the assets of the Plan are managed, and is not required to inquire into the propriety of any such direction, information or action. It is intended under this Plan and such documents that each fiduciary is responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and such documents and is not responsible for any act or failure to act of another fiduciary, except as otherwise provided by ERISA.

(h) Multiple Fiduciaries. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(i) Further Allocation of Fiduciary Duties. Any two or more fiduciaries named herein or appointed by the Board as provided herein may from time to time agree in writing with respect to the allocation of duties and responsibilities under the Plan, including fiduciary responsibilities, among the fiduciaries so agreeing, provided however that any reallocation of fiduciary responsibilities clearly allocated by the Plan or by the Board requires prior approval of the Board.

(j) Delegation of Fiduciary Duties. Any fiduciary named herein or appointed by the Board as provided herein may designate another person or persons to carry out any or all of the duties and fiduciary responsibilities which it has under the Plan and which are specified in such designation except that no Trustee may delegate fiduciary responsibilities with respect to investment functions without the prior approval of the Board.

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(k) Delegation of Ministerial Duties. Any fiduciary named herein, appointed by the Board as provided herein or designated under paragraph (j) above may delegate ministerial duties as follows: employ one or more persons to render advice, including legal and accounting services, with regard to any responsibility such fiduciary has under the Plan; may appoint ministerial agents (including brokers or others who may execute investment transactions); and may delegate to others its clerical and other non-fiduciary functions.

(l) No Added Remuneration for Employees. No member of the Benefits Management Committee and no other person who renders services to or for the Plan may receive remuneration for services as such if he or she also is an employee of Alcoa, a Subsidiary or Affiliate.

SECTION 20.	AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION

(a) Rights Reserved. Alcoa reserves the right, by action of the Board or the Benefits Management Committee, taken in accordance with the Board’s or Benefits Management Committee’s operating procedures, (1) to amend, modify, suspend or terminate the Plan or to suspend or completely discontinue contributions to the Plan, and (2) to terminate the Participation in the Plan of any Participating Employer or any designated group of Eligible Employees employed either within or outside the U.S. Any Participating Employer may terminate its participation in the Plan or suspend or discontinue its contributions under the Plan at any time upon 30 days prior written notice to the Plan Administrator. Such 30 day notice requirement may be waived by the Benefits Management Committee. No such amendment or other action relating to the Plan may reduce the amounts then credited to any Participant’s account, or provide or have the effect of providing that the securities and funds held in trust for the Plan or the income thereof may be used for or devoted to purposes other than the exclusive benefit of Participants and their Beneficiaries and for the payment of expenses of the Plan.

(b) Sale of Assets, etc. In the event any assets of any business of any Participating Employer are transferred to another entity by sale, merger, consolidation or otherwise, and the entity to which said assets are transferred has in effect, or thereupon establishes, a tax-qualified plan and related trust for the exclusive benefit of employees which qualify under the applicable provisions of the Code, all assets under the Plan, held in the accounts of Participants who continue in the employment of the transferee entity, may be transferred and paid, for their respective accounts, to the trust for the tax-qualified plan of said transferee entity, provided that any such transfer of investments will be effected in such manner as to preclude, for federal income tax purposes, a termination of the Plan or the constructive receipt of benefits thereunder with respect to said Participants.

(c) Transfer of Plan Assets.

(1) Notwithstanding the foregoing, in the event of any merger or consolidation of the Plan with, or a transfer of any of the assets and liabilities of the Plan to any other plan, each affected Participant must (as if such plan were terminated immediately after such merger, consolidation or transfer) be entitled to a benefit under such other plan which is equal to or greater than the benefit he or she would have been entitled to receive under the Plan

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immediately prior to such merger, consolidation or transfer (as if the Plan had then terminated). In the event that assets are transferred to this Plan from any other plan sponsored by Alcoa or any Subsidiary or Affiliate, each Participant who has assets transferred from such plan or plans will be entitled to a benefit under this Plan which is equal to or greater than the benefit he or she had under such other plan. Any protected optional form of benefits provided under said plan may be maintained under this Plan. These provisions do not constitute a guaranty against investment losses.

(2) In the event a participant in the Retirement Savings Plan for Hourly Employees of Alcoa USA Corp.(“Alcoa USA Hourly Plan”), becomes an Eligible Employee under this Plan, all of the participant’s accounts in the Alcoa USA Hourly Plan will be transferred to analogous accounts in this Plan as soon as reasonably practical after the Plan Administrator or Designee receives notice.

(3) In the event a Participant ceases to be an Eligible Employee under this Plan and the Participant becomes an eligible employee under the Alcoa USA Hourly Plan , all of the Participant’s accounts will be transferred to analogous accounts in the Alcoa USA Hourly Plan, as soon as reasonably practical after the Plan Administrator or Designee receives notice and the Participant ceases to be a Participant, and will be entitled to no further benefits under this Plan.

SECTION 21.	ADMINISTRATIVE EXPENSES

Except as otherwise provided in the Plan, all costs and expenses incurred in administering the Plan, including the expenses of the Benefits Management Committee, the fees and expenses of the Trustee, the fees and charges payable under the investment arrangements, and other legal and administrative expenses, are paid by the Plan.

Investments in the Core Funds will be subject to an administrative expense fee, which will be used to pay the expenses of the Plan. Initially the fee will be set at five basis points per year, and will be charged on a daily basis. The fee will be periodically adjusted by the Plan Administrator based on the actual expenses of the Plan.

SECTION 22.	SELECTION OF BENEFICIARIES

(a) Designation of Beneficiary. Subject to such administrative procedures as may be adopted from time to time, the Beneficiary with respect to all of the assets in the accounts of a Participant will be Participant’s spouse if then living, or if not, the Participant’s estate. With the written notarized consent of a Participant’s spouse, a Participant may file with the Plan Administrator or its Designee a written designation of a Beneficiary or Beneficiaries other than his or her spouse. In the event the designation of such other Beneficiary is revoked in writing by the Participant, his or her spouse will become the Beneficiary of said assets until such time as the Participant, with his or her spouse’s written notarized consent, designates in writing another Beneficiary or Beneficiaries. Beneficiaries named under the Predecessor Plan shall be recognized for purposes of this Plan.

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In the event a Participant certifies that he or she does not have a spouse, a Beneficiary or Beneficiaries with respect to all or part of the assets in the accounts of the Participant may be designated or revoked by the sole action of the Participant.

If there is no designated Beneficiary, or if no Beneficiary is living at the time of the Participant’s death, the Beneficiary is the Participant’s spouse if then living, or if not, the Participant’s estate.

Written designations of a primary Beneficiary or a contingent Beneficiary to receive the assets of a Participant in the case where the primary Beneficiary is deceased, spousal consents, and revocations are made on a form or forms approved by the Plan Administrator. Any such written designation, consent or revocation becomes effective on the calendar day on which such designation, consent or revocation is Properly Received. After the death of a Participant, a properly designated Beneficiary may name his or her own Beneficiary to receive a distribution of the Beneficiary’s account balances when the Beneficiary is deceased (“Subsequent Beneficiary”). A Subsequent Beneficiary shall receive a total distribution of the Subsequent Beneficiary’s account balance within the later of: (i) ninety (90) days after death of the Beneficiary who named such Beneficiary or (ii) five (5) years of the Participant’s death.

(b) Other Payments. In case of incapacity of a Participant or Beneficiary entitled to a benefit under the Plan, benefit payment are made to such person’s legal representative who makes claim therefore, or if no such claim has been received, to such other person or persons as the Benefits Management Committee, utilizing objective criteria, selects from among dependents, next of kin or friends. Any payment of a benefit under the Plan in accordance with the provisions of this Section is a complete discharge of any liability for the payment of such benefit under the Plan.

SECTION 23.	PARTICIPANT’S STATEMENT

A statement showing each Participant’s interest in each of the Plan’s Investment Funds will be made available at least quarterly.

SECTION 24.	EFFECTIVE DATE OF PLAN

The Plan is effective August 1, 2016.

SECTION 25.	CONSTRUCTION

It is intended that the Plan conform to the applicable requirements of ERISA and the Code, and that the Plan and related trust agreement are considered one if and to the extent necessary for compliance therewith. Except to the extent otherwise provided in ERISA and the Code, the Plan is construed, regulated and administered under the laws of the Commonwealth of Pennsylvania, including its applicable statute of limitations (as such may be superseded by any limitations period provided under the terms of the Plan).

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APPENDIX A

LIMITATIONS AND DISCRIMINATION TESTING

1. Pre-Tax Savings for any Plan Year of a Participant is subject to the following limitations:

(a) The applicable limit as defined in Treasury Regulation section 1.402(g)-1(d) with respect to the Pre-Tax Savings of this Plan and elective deferrals of all other plans, contracts, or arrangements of the employer;

(b) if the Participant is a Highly Compensated Employee with respect to any Participating Employer for that year, the amount that may be made on his or her behalf in compliance with the special discrimination tests of Sections 401(k) and 401(m) of the Code for that year, as applied separately to each Plan;

(c) the amount deductible by the Participating Employer for that year under Section 404 of the Code; and

(d) the maximum permitted amount under Appendix B of the Plan.

2. To conform the operation of the Plan to the requirements of Sections 401(k) and 401(m) of the Code and the limitations of Paragraphs (1)(a) and (1)(b) above with respect to any Participant, the Plan Administrator may, without that Participant’s consent:

(a) prospectively modify or revoke his or her election to have Savings, Participating Employer Contributions, Discretionary Contributions, and Restricted Discretionary Contributions made on his or her behalf,

(b) distribute to him or her the amount by which the Pre-Tax Savings made on his or her behalf for any Year exceeds the limitation of Paragraph (1)(a) above for that year plus the amount of any income allocable to such excess (but not more than his Pre-Tax Savings account balance) by the April 15 next following the end of that Plan Year;

(c) distribute to him or her the amount by which the Pre-Tax Savings made on his or her behalf for any Plan Year exceeds the limitations of Paragraph (1)(b) above for that year (as determined in accordance with Section 401(k)(8)(B) of the Code) plus the amount of any income allocable to such excess (but not more than his Pre-Tax Savings account balance) by the end of the Plan Year following the Plan Year for which the amounts were contributed; and

(d) make appropriate adjustments to his or her Pre-Tax Savings account to reflect such distributions.

3. Such modification or revocation described in 2. above is made only if necessary under one of the following circumstances:

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(a) to ensure that the discrimination tests of Section 401(k) of the Code governing permissible levels of Pre-Tax Savings contributions for both the ESOP and non-ESOP portions of the Plan are met for such Plan Year, or to ensure that one of the following Average Actual Deferral Percentage tests are met for both the ESOP and non-ESOP portions of the Plan for such Plan Year;

(b) to ensure that a Participant’s annual additions for any calendar year will not exceed the limitations of Appendix B; or

(c) to ensure deductibility of the Employer’s entire contribution to the Plan for federal income tax purposes.

4. Definitions. For purposes of this Appendix A, the following terms are defined as follows:

(a) “Actual Deferral Percentage” means the ratio, expressed as a percentage calculated to the nearest one-hundredth of one percent, of the amount of Pre-Tax Savings on behalf of an Eligible Employee for a Plan Year to the Eligible Employee’s Compensation for the Plan Year, whether or not the employee was a Participant for the entire Plan Year. A Highly Compensated Employee’s Savings include such savings for the Plan Year which is in excess of the limitations set forth in Section 415(c)(1) of the Code (“Excess Pre-Tax Savings”), but exclude Excess Pre-Tax Savings for Non Highly Compensated Employees. Any Eligible Employee who does not elect to make Pre-Tax Savings and who does not receive Qualified Matching Contributions for a Plan Year will have zero Actual Deferral Percentage for the Plan Year.

(b) “Average Actual Deferral Percentage” means, for the group of Eligible Employees who are Highly Compensated Employees for a Plan Year or the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, the average of the Actual Deferral Percentages of all Eligible Employees in such group for the Plan Year.

(c) “Average Contribution Percentage” means, for the group of Eligible Employees who are Highly Compensated Employees for a Plan Year or the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, the average of the Contribution Percentages of all Eligible Employees in such group for the Plan Year.

(d) “Contribution Percentage” means the ratio, expressed as a percentage calculated to the nearest one-hundredth of one percent, of the sum of Participating Employer Contributions (other than Qualified Matching Contributions treated as Elective Deferrals under paragraph 7 of this Appendix) and any After-Tax Savings on behalf of an Eligible Employee for a Plan Year to the Employee’s Compensation for the Plan Year, whether or not the employee was a Participant for the entire Plan Year. For these purposes, an Eligible Employee’s Contribution Percentage for any Plan Year is calculated by excluding any forfeitures of Excess Aggregate Contributions allocated to the Eligible Employee’s account for the Plan Year.

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(e) “Compensation” means the total amount of compensation (within the meaning of Section 415(c)(3) of the Code, and subject to the limitation of Section 401(a)(17) of the Code) received by an employee from the Employer while an Eligible Employee under the Plan during the Plan Year. An Eligible Employee’s Compensation for a Plan Year includes all Pre-Tax Savings made to the plan for the Plan Year, and all other such employee savings made by the Employer for the Plan Year to any other plan on behalf of the employee that are not currently includible in the gross income of the employee under Sections 125, 132(f)(4), 402(a)(8), 402(h) or 403(b) of the Code, provided that Alcoa has elected to treat all such elective contributions as compensation with respect to all employees under all plans of the Participating Employer.

(f) “Eligible Employee” means, with respect to any Plan Year, any employee who is eligible to commence participation in the Plan under Section 1 of the Plan and to have Savings made to the Plan under Section 2 of the Plan for the Plan Year, regardless of whether any contributions are made to the Plan on behalf of the employee for the Plan Year.

(g) “Excess Contributions” means, with respect to any Plan Year, the excess of the aggregate amount of Pre-Tax Savings, including Qualified Matching Contributions treated as Elective Deferrals under paragraph 7 of this Appendix, actually made to the Plan on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under paragraph 5 of this Appendix.

(h) “Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of the aggregate amount of Participating Employer Contributions and any After-Tax Savings actually made to the Plan on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under paragraph 9 of this Appendix.

(i) “Employer” means Alcoa Inc. and all other entities as required to be covered under Section 414(c) of the Code.

(j) “Highly Compensated Employee” includes, for any Plan Year, the following Employees:

(i) A Highly Compensated Active Employee includes any employee (other than employees who are non-resident aliens and receive no earned income from sources within the U.S.) who performs service for the Employer during the Determination Year and who during the Look-Back Year:

(1) was a 5 % owner (within the meaning pursuant to Section 416(i)(1) of the Code) at any time during the year or the preceding year, or

(2) for the preceding year received Compensation from the Employer in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code) for such year.

(ii) A Highly Compensated Former Employee means:

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(1) any employee who was a Highly Compensated Employee when the employee separated from service, or

(2) any employee who was a Highly compensated Employee at any time after attaining the age 55.

(k) “Non-Highly Compensated Employee” means, for any Plan Year, an employee who is not a Highly Compensated Employee.

(l) “Qualified Matching Contributions” means any Participating Employer Contributions to this Plan on behalf of Eligible Employees, provided that amounts attributable to such contributions are not distributable merely on account of the Employee’s hardship and are immediately vested.

5. Average Actual Deferral Percentage Test. For each Plan Year, the Plan must satisfy one of the following Average Actual Deferral Percentage tests with respect to Pre-Tax Savings, and Qualified Matching Contributions treated as Pre-Tax Savings under paragraph 7 of this Appendix, made to both the ESOP and non-ESOP portions of the Plan for the Plan Year:

(a) the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year will not exceed the Average Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

(b) the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year will not exceed the Average Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by two, provided that the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year does not exceed the Average Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees by more than two percentage points.

(c) The Average Actual Deferral Percentage Test for all contributions to the ESOP portion of the Plan will be computed separately under this Section.

For Plan Years in which the Plan is operated in accordance with the safe harbor requirements of Section 401(k)(12) of the Code, Section 5 of this Appendix A does not apply.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

6. Special Rules.

(a) Aggregation of Plans. In the event that this Plan satisfies the requirements of Section 401(a)(4), 401(k) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then the provisions stated herein will be applied by determining the Actual Deferral Percentages of Employees as if all such plans (excluding other ESOPs) were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same plan year. Notwithstanding the foregoing, certain plans will be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

(b) In the event the Plan does not pass the ADP test, the test will be disaggregated by removing from the test all participants who have not attained age 21 and completed one eligibility year within 6 months of the last day of the plan year.

(c) All ESOP portions of the Savings Plan shall be aggregated for ADP with the Non-ESOP portions of the Savings Plan.

7. Treatment of Qualified Matching Contributions. If any Qualified Matching Contributions are made on behalf of Eligible Employees for a Plan Year, Alcoa may elect, in accordance with the regulations of the Secretary of Treasury under Section 401(k) of the Code, to treat all or a portion of such Qualified Matching Contributions as Pre-Tax Savings for purposes of calculating the Actual Deferral Percentages of Eligible Employees for the Plan Year. Any such Qualified Matching Contributions for a Plan Year must be made no later than the end of the 12 month period immediately following the close of the Plan Year.

8. Correction of Excess Contributions.

(a) General Rule. If the Plan does not satisfy one of the Average Actual Deferral Percentage tests of paragraph 5 of this Appendix as of the end of a Plan Year, the Excess Contributions for the Plan Year will be corrected if the Excess Contributions for the Plan Year are timely recharacterized as employee After-Tax Savings contributions in accordance with subsection (c) below or timely distributed to Highly Compensated Employees in accordance with subsection (d) below.

(b) Allocation of Excess Contributions. In the event the nondiscrimination requirements of paragraph 5 of this Appendix are not satisfied for a Plan Year, the “deferral percentage leveling method” described in the preceding paragraph is performed as a first step in order to determine the total dollar amount of Excess Contribution to be distributed: a calculation is made to determine the dollar amount of Elective Deferrals necessary to reduce the deferral percentage of the Highly Compensated Employee with the highest deferral percentage to be equal to the deferral percentage of the Highly Compensated Employee with the next highest deferral percentage, and where necessary, calculations are made to determine the dollar amounts of reductions of the deferral percentage of subsequent Highly Compensated Employees that may be required in order to satisfy the nondiscrimination requirements in paragraph 5 of this Appendix. The total dollar amount of Excess Contribution that must be distributed for the Plan Year is the sum of the dollar amounts so calculated for each Highly Compensated Employee whose deferral percentage is so reduced.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

Distribution of the total amount of Excess Contribution determined in the paragraph above is made using the “dollar leveling method.” Excess Contributions of the Highly Compensated Employee with the largest dollar amount of contributions for the Plan Year shall be distributed to the extent necessary to cause that Highly Compensated Employee’s dollar amount of Excess Contributions to equal the dollar amount of Excess Contributions of the Highest Compensated Employee with the next highest dollar amount of Excess Contributions for the Plan Year. If the total amount distributed is less than the amount of total Excess Contribution, then both Highly Compensated Employees’ amounts are reduced to the same dollar level of the Highly Compensated Employee electing the third highest dollar amount and the dollar leveling process is repeated until the total dollar amount that should be reduced as calculated in the above paragraph is distributed. However, if reduction of a lesser amount of contributions would equal the total dollar amount of Excess Contributions that must be distributed for the Plan Year, the lesser amount is distributed.

A participant who has had his contributions reduced in accordance with this subparagraph shall have the amount of such reduction paid to him in cash as soon as practicable, subject to applicable payroll taxes. The amount of the Excess Contributions to be distributed shall be reduced by excess deferrals under 402(g) previously distributed for the Plan Year. The distributions of Excess Contributions shall include the income allocable thereto, including both the income allocable for the Plan Year for which the Contributions were made and the income for the period between the end of that Plan Year and the date as of which the distribution is made. The distribution of Excess Contributions shall include the income or loss allocable only for the Plan Year of the Excess Contributions, and will not include the income or loss for the period between the end of the Plan Year and the date distribution is made. In addition, any Company Matching Contributions associated with the Excess Contribution shall be treated as forfeiture and used to reduce the Employer’s contribution under Section 3 of the Plan.

(c) Recharacterization of Excess Contributions. Any recharacterization of Excess Contributions as employee After-Tax Savings will be accomplished by the Plan Administrator in the manner provided in subsection (b) above within 2  1⁄2 months after the close of the Plan Year, providing such notices and following such procedures as required by regulations of the Secretary of Treasury, and will be deemed to occur no earlier than the date on which the last Highly Compensated Employee is informed in writing of the amount of his or her recharacterized Excess Contributions and the consequences thereof. Any Excess Contributions that are recharacterized as employee after-tax contributions for a Plan Year will, in combination with other Participating Employer Contributions to the Plan for the Plan Year, satisfy the Average Contribution Percentage tests of paragraph 9 of this Appendix for the Plan Year. Any recharacterized Excess Contributions remain nonforfeitable under the Plan and are subject to the same distribution requirements as Pre-Tax Savings. Recharacterized Excess Contributions are taxable to the Highly Compensated Employee for the year in which the Highly Compensated Employee could have originally elected to receive the Excess Contributions amount in cash.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

(d) Distribution of Excess Contributions. If any Excess Contributions allocated to Highly Compensated Employees for a Plan Year are not corrected by recharacterization under (c) above, then such Excess Contributions, plus any income and minus any loss allocable thereto, will be distributed to Highly Compensated Employees no later than 12 months following the close of the Plan Year.

(e) Income or Loss Allocable to Excess Contributions. The income or loss allocable to the Excess Contributions referred to in subsection (d) above include the allocable income or loss for the Plan Year of the Excess Contributions and the allocable income or loss for the period between the end of the Plan Year and the distribution of the Excess Contributions, calculated as follows:

The income or loss allocable for the Plan Year of the Excess Contributions is determined by multiplying the total investment income or loss (including dividends, interest, realized gains or losses, and unrealized appreciation or depreciation) allocable to the Participant’s Pre-Tax Savings and amounts treated as Pre-Tax Savings under paragraph 7 of this Appendix for the Plan Year by a fraction, the numerator of which is the Excess Contributions allocated to the Participant for the Plan Year, and the denominator of which is the total account balance attributable to the Participant’s Pre-Tax Savings and amounts treated as Pre-Tax Savings under paragraph 7 of this Appendix as of the end of the Plan Year, reduced by the investment gain (or increased by the investment loss) allocated to such total amount for the Plan Year.

The income or loss allocable to the Excess Contributions referred to in subsection (d) above will include only the income or loss allocable for the Plan Year of the Excess Contributions, and not the income or loss for the period between the end of the Plan Year and the distribution of Excess Contributions.

(f) Coordination with Excess Pre-Tax Savings. The amount of any Excess Contributions to be recharacterized under subsection (c) above or distributed under subsection (d) above with respect to any Highly Compensated Employee for a Plan Year is reduced by any excess Pre-Tax Savings previously distributed to the Highly Compensated Employee for the employee’s taxable year ending with or within the Plan Year.

(g) Accounting for Excess Contributions. The amount of Excess Contributions allocated to a Highly Compensated Employee for a Plan Year that is recharacterized under subsection (c) above or distributed under subsection (d) above is attributed first to the Participant’s Pre-Tax Savings for the Plan Year and then, to the extent such Excess Contributions exceed the Participant’s Pre-Tax Savings for the Plan Year, attributed to amounts treated as Pre-Tax Savings under paragraph 4 of this Appendix in proportion to the amounts of such contributions on behalf of the Participant for the Plan Year.

9. Average Contribution Percentage Tests. For each Plan Year for which Participating Employer Contributions are made to the Plan (other than Qualified Matching Contributions treated as Pre-Tax Savings for the Plan Year under paragraph 7 of this Appendix) or any After-Tax Savings are made to the Plan (including any Excess Contributions recharacterized as After-Tax Savings for the Plan Year under paragraph 8(c) of this Appendix), both the ESOP and non-ESOP portions of the Plan will satisfy one of the following Average Contribution Percentage tests for the Plan Year (or will collectively satisfy, if aggregated):

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

(a) the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year will not exceed the Average Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

(b) the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year will not exceed the Average Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by two, provided that the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year does not exceed the Average Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees by more than two percentage points.

(c) For Plan Years in which the Plan is operated in accordance with the safe harbor requirements of Sections 401(k)(12) and 401(m)(11) of the Code with respect to Participating Employer Contributions only, Section 9 of this Appendix A does not apply. Notwithstanding the foregoing sentence, the Plan Administrator may include Participating Employer Contributions, or any other employer contributions that meet the definition of qualified non-elective contributions, in the Average Contribution Percentage Tests for any Plan Year, to the extent that such inclusion is permitted under the law and would improve the Average Contribution Percentage testing results. The Average Contribution Percentage Test applies separately to the ESOP portion of the Plan (unless aggregated with the non-ESOP portion).

10. Special Rules.

(a) Aggregation of Plans. In the event that this Plan satisfies the requirements of Section 401(a)(4), 401(m) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then the provisions stated herein will be applied by determining the Contribution Percentages of Employees as if all such plans were a single plan. Plans may be aggregated to satisfy Section 401(m) of the Code only if they have the same plan year. Notwithstanding the foregoing, certain plans will be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

(b) In the event the Plan does not pass the ACP test, the test will be disaggregated by removing from the test all participants who have not attained age 21 and completed one eligibility year within 6 months of the last day of the plan year.

(c) All ESOP portions of the Savings Plan shall be aggregated for ACP with the Non-ESOP portions of the Savings Plan.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

11. Treatment of Pre-Tax Savings as Participating Employer Contributions.

Alcoa may elect, in accordance with the regulations of the Secretary of Treasury under Section 401(m) of the Code, to treat all or a portion of the Pre-Tax Savings made on behalf of Eligible Employees for a Plan Year as Participating Employer Contributions for purposes of calculating the Contribution Percentages of Eligible Employees for the Plan Year. Any such Pre-Tax Savings for a Plan Year must be made no later than the end of the 12 month period immediately following the close of the Plan Year. Notwithstanding the preceding, Alcoa may elect to treat Pre-Tax Savings as Participating Employer Contributions for purposes of calculating Contribution Percentages only if one of the Average Actual Deferral Percentage Tests of paragraph 5 of this Appendix is satisfied before the Pre-Tax Savings are treated as Participating Employer Contribution for the Plan Year, and one of the Average Actual Deferral Percentage Tests of paragraph 5 of this Appendix continues to be satisfied for the Plan Year excluding the Pre-Tax Savings treated as Participating Employer Contributions for the Plan Year.

12. Correction of Excess Aggregate Contributions.

(a) General Rule. If the Plan does not satisfy one of the Average Contribution Percentages tests of paragraph 9 of this Appendix as of the end of a Plan Year, the Excess Aggregate Contributions for the Plan Year will be corrected by the Employer if the Excess Aggregate Contributions for the Plan Year are forfeited or timely distributed to Highly Compensated Employees in accordance with subsection (c) below.

(b) Allocation of Excess Aggregate Contributions. In the event Excess Aggregate Contributions are made to the Plan for a Plan Year, the Contribution Percentage for the Highly Compensated Employee with the largest dollar amount of deferrals for the Plan Year will be reduced to minimum extent necessary either:

(i) to enable the Plan to satisfy one of the Average Contribution Percentage tests of paragraph 9 of this Appendix for the Plan Year; or

(ii) to cause the Highly Compensated employee’s Contribution Percentage to equal the next highest Contribution Percentage of any Highly Compensated Employee for the Plan Year.

This process is repeated until the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year is sufficiently reduced to enable the Plan to satisfy one of the Average Contribution Percentage tests of paragraph 9 of this Appendix for the Plan Year. The amount of Excess Aggregate Contributions to be allocated to each Highly Compensated Employee for the Plan Year is equal the total After-Tax Savings and Participating Employer Contributions, including Pre-Tax Savings on behalf of the Highly Compensated Employee for the Plan Year minus the amount determined by multiplying the Highly Compensated Employee’s reduced Contribution Percentage (as determined above) by the employee’s Compensation for the Plan Year.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

(c) Forfeiture or Distribution of Excess Aggregate Contributions. Excess Aggregate Contributions, plus any income or minus any loss allocable thereto, must be forfeited to the extent attributable under subsection (f) below to Participating Employer Contributions that are not vested, and otherwise distributed to Highly Compensated Employees no later than 12 months following the close of the Plan Year.

(d) Income or Loss Allocable to Excess Aggregate Contributions. The income or loss allocable to the Excess Aggregate Contributions referred to in subsection (c) above include the allocable income or loss for the Plan Year of the Excess Aggregate Contributions and the allocable income or loss for the period between the end of the Plan Year and the distribution of the Excess Aggregate Contributions, calculated as follows:

(i) the income or loss allocable for the Plan Year of the Excess Aggregate Contributions is determined by multiplying the total investment income or loss (including dividends, interest, realized gains or losses, and unrealized appreciation or depreciation) allocable to the Participant’s After-tax Savings, Participating Employer Contributions, and any other amounts taken into account under this section for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions allocated to the Participant for the Plan Year, and the denominator of which is the total account balance attributable to the Participant’s After-tax Savings, Participating Employer Contributions and other amounts taken into account under this section as of the end of the Plan Year, reduced by the investment gain (or increased by the investment loss) allocated to such total amount for the Plan Year;

(ii) the income or loss allocable to the period (if any) between the end of the Plan Year of the Excess Aggregate Contributions and the distribution of the Excess Aggregate Contributions by the Plan is determined by multiplying the total investment income or loss allocated to the Participant’s Participating Employer Contributions and amounts treated as Participating Employer Contributions under paragraph 11 of this Appendix for such period by a fraction determined under the method described in (i) above. In the alternative, the income or loss allocable to the period between the end of the Plan Year of the Excess Aggregate Contributions and the distribution of the Excess Aggregate Contributions equals 10% of the income or loss allocable to the Participant’s Excess Aggregate Contributions for the Plan Year (as determined under (i) above multiplied by the number of calendar months that elapse between the end of the Plan Year and the date of distribution. For these purposes, a distribution occurring on or before the fifteenth day of a calendar month is treated as having been made on the last day of the preceding calendar month, and a distribution occurring after the fifteenth date of a calendar month is treated as having been made on the first day of the following calendar month.

The income or loss will include only the income or loss allocable for the Plan Year of the Excess Aggregate Contributions, and not the income or loss for the period between the end of the Plan Year and the distribution of Excess Aggregate Contributions.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

(e) Coordination with Excess Contributions. The determination of the amount of Excess Aggregate Contributions for a Plan Year is made after the determination of the amount of any Excess Contributions for the Plan Year.

(f) Accounting for Excess Aggregate Contributions. The amount of Excess Aggregate Contributions allocated to a Highly Compensated Employee for a Plan Year is attributed to Participating Employer Contributions and any amounts treated as Participating Employer Contributions in proportion to the amounts of such contributions on behalf of the Participant for the Plan Year.

13. Recordkeeping Requirements.

(a) Average Actual Deferral Percentage Tests. The Employer maintains records sufficient to demonstrate satisfaction of the Average Actual Deferral Percentage tests of paragraph 5 of this Appendix for each Plan Year, and the extent to which any Qualified Matching Contributions are treated as Pre-Tax Savings under paragraph 7 of this Appendix for purposes of such tests. The determination of Eligible Employees’ Actual Deferral Percentages, and the disposition of all Pre-Tax Savings (and any Qualified Matching Contributions treated as Pre-Tax Savings under paragraph 7 of this Appendix) on behalf of Participants, must satisfy such other requirements as may be prescribed by the Secretary of Treasury.

(b) Average Contribution Percentage Tests. The Employer maintains records sufficient to demonstrate satisfaction of the Average Contribution Percentage tests of paragraph 9 of this Appendix for each Plan Year, and the extent to which any Pre-Tax Savings are treated as Participating Employer Contributions under paragraph 11 of this Appendix for purposes of such tests. The determination of Eligible Employees’ Average Contribution Percentages, and the disposition of all Participating Employer Contributions (and any Pre-Tax Savings) on behalf of Participants, must satisfy such other requirements as may be prescribed by the Secretary of Treasury.

14. Distribution of Excess Elective Deferrals. Excess Elective Deferrals means Pre-Tax Savings that is includible in a Participant’s gross income under Section 402(g) of the Code to the extent it exceeds the dollar limitation. Excess Elective Deferrals are treated as annual additions under the Plan unless such amounts are distributed no later than the first April 15th following the close of the Participant’s taxable year. Excess Elective Deferrals are adjusted for any income or loss up to the date of distribution as calculated under paragraph 8(e) and 12(d) of this Appendix. A Participant is deemed to notify the Plan Administrator of Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of the Employer. A Participant may assign any Excess Elective Deferrals made by the Participant to any other plans other than those of the Employer by notifying the Plan Administrator on or before January 15th of the following year.

15. Safe Harbor Alternative Discrimination Testing. The Average Actual Deferral Percentage Test in section 5, and Average Contribution Percentage Test in section 9 of this Appendix A with respect to Participating Employer Contributions only, will be treated as satisfied for a Plan Year providing the following requirements are met:

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

(a) Participating Employer Contributions equal to 100% of each dollar of Pre-Tax Savings up to six percent of the Participant’s Eligible Compensation are made on behalf of each Participant as described in Section 3(b) of the Plan, or the safe harbor contribution requirements of Section 401(k)(12)(B) or (C) and Section 401(m)(13)(B) are otherwise met;

(b) within the period commencing no earlier than ninety days but no later than thirty days before the beginning of each Plan year, the Plan Administrator provides to each Eligible Employee the written notice described in Treasury Regulation Section 1.401(k)-3 of their rights and obligations under the Plan, including, but not limited to a description of the safe harbor Participating Employer Contributions, withdrawal and vesting provisions; and

(c) the Participating Employer Contributions contributed to the Plan described in subparagraph (a) are nonforfeitable and may not be distributed before the earliest of the following to occur: the Participant’s Severance from Service Date, attainment of age 59  1⁄2, or date of the Plan’s termination.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

APPENDIX B

CODE SECTION 415 LIMITATIONS

The limitations imposed by Section 415 of the Code are hereby incorporated by reference. If there is any discrepancy between the provisions of this Plan and the provisions of Code Section 415 and the regulations thereunder, the discrepancy will be resolved in such a way to give full effect to the provisions of Code Section 415.

The maximum annual additions provided by the Plan will be exactly equal to the maximum amounts permitted under Code Section 415 and the regulations thereunder. In the event a Participant’s annual additions for any Plan Year would exceed the maximum amount of annual additions permitted under Code Section 415, such Participant’s Savings are automatically reduced, in whole or in part, by the amount required to eliminate such excess.

For purposes of applying the limitations described in this Appendix B, compensation will include any differential pay received by a Participant absent for military leave and any payment earned prior to a Participant’s separation from employment that is paid within a period ending on the later of i) two and one-half months following the date the Participant separated from employment, or ii) the end of the Plan Year in which the date the Participant separated from employment (“Post-Separation Compensation”). Post-Separation Compensation will include any payments for vacation, sickness, or leave of absence that otherwise would have been included as compensation had the Participant remained employed.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

APPENDIX C

TOP HEAVY RULES

(a) This Plan constitutes a “Top Heavy Plan” for a Plan Year if as of the last day of the preceding Plan Year the present value of the cumulative account balances under the Plan for Participants who are Key Employees exceed 60 percent of the present value of the aggregate of all account balances for all Participants in the Plan. A non-Key Employee means any Participant or former Participant who is not a Key Employee.

(b) This Plan constitutes a Top Heavy Plan for a Plan Year if the employee benefit plans which make up the group of plans of which this Plan is considered a part are such that, when aggregated, the sum of (1) the present value of the account balances of Key Employees under all defined contribution plans in the group, and (2) the present value of the cumulative accrued benefits of Key Employees under all defined benefit plans in the group exceed 60 percent of the sum of such amounts for all employees who participate in the plans in the said group.

(1) The group of plans in which this Plan is considered a part includes (A) all plans of Alcoa, the Subsidiaries and Affiliates which enable the particular plans in which a Key Employee participates to meet the qualification requirement of Section 401(a)(4) of the Code or Section 410 of the Code; and, (B) all plans which Alcoa, in its discretion, decides to include, provided that the inclusion of such plan or plans would not prevent the group of plans from meeting the qualification requirements of Sections 401(a)(4) and 410 of the Code. The date upon which the account balances are valued for purposes of calculating the top heavy ratio to determine whether or not the Plan is Top Heavy for a particular Plan Year is the determination date, which is the last day of the preceding Plan Year, or in the case of the first plan year of any plan, the last day of such plan year.

(2) The amounts of account balances of an employee as of the determination date are increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the one-year period ending on the determination date. The preceding sentence also applies to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision is applied by substituting “five-year period” for “one-year period.”

(3) The accounts of any individual who has not performed services for the employer during the one-year period ending on the determination date are not taken into account.

(c) The following provisions are applicable to Participants for any Plan Year with respect to which the Plan is Top Heavy:

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

(1) The minimum Participating Employer Contribution for a Participant, who is a non-Key Employee and has not separated from service at the end of the Plan Year, must not be less than three percent of his or her Eligible Compensation for the Top Heavy Plan Year. If said allocation is less than three percent of his or her Eligible Compensation, then said allocation is the largest percentage allocated to a Key Employee for the Top Heavy Plan Year. In the event the highest rate allocated to a Key Employee for the Top Heavy Plan Year is less than three percent, Pre-Tax amounts contributed to the Plan are included in determining contributions made on behalf of Key Employees. Compensation for determining a minimum benefit, a minimum contribution and for all other Top Heavy purposes is the Participant’s W-2 earnings for the calendar year that ends with the Plan Year.

Participating Employer Contributions used to satisfy the minimum contribution requirements are treated as Participating Employer Contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

(2) With respect to benefits accruing during any Plan Year in which the Plan is Top Heavy, average compensation is limited to amounts not in excess of the amount permitted under Section 401(a)(17) of the Code. If the accrued benefit as of the end of the last Plan Year before the Plan became Top Heavy is greater than the accrued benefit determined by limiting compensation, that higher accrued benefit cannot be reduced.

(3) In the event the Plan is Top Heavy with respect to a Plan Year and ceases to be Top Heavy for a subsequent Plan Year, the Participant’s account balance in any such subsequent Plan Year is not less than the Participant’s Pre-Tax Savings (subject to adjustment for earnings) computed as of the end of the most recent Plan Year for which the Plan was Top Heavy.

(d) Notwithstanding any of the above, if a non-Key Employee participates in this Plan and a defined benefit pension plan included in a required aggregation group which is top heavy, a minimum allocation of five percent of Section 415 compensation is provided under this Plan. The Plan will not be deemed Top Heavy if ninety percent is substituted for sixty percent in (b)(1) of this Appendix and Participating Employer provides additional contributions to the Plan on behalf of non-Key Employees who participate in both defined benefit and defined contribution plans maintained by a Participating Employer, in amounts at least equal to the amount set forth in Paragraph (c)(1) of this Appendix as modified by substituting “seven and one-half percent” for “three percent.” If the non-Key Employee does not participate in a defined benefit plan maintained by Alcoa, a Subsidiary or Affiliate, such employee will receive an additional contribution of four percent.

(e) For Plan Years in which the Plan meets the safe harbor alternative method of discrimination testing described in Paragraph 16 of Appendix A, the term “Top Heavy Plan” described in this Appendix C does not apply.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

APPENDIX D

MINIMUM DISTRIBUTION REQUIREMENTS

Section 1. General Rules

1.1. Purpose. The provisions of this Appendix D will apply for purposes of determining required minimum distributions for calendar years.

1.2. Precedence. The requirements of this Appendix D will take precedence over any inconsistent provisions of the Plan.

1.3. Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix D will be determined and made in accordance with section 401(a)(9) of the Internal Revenue Code and Treasury regulations §§1.401)(a)(9)-2 through -9, which will override any inconsistent distribution provisions of the Plan. Distribution of any incidental death benefit requirements provided under the Plan will be a distribution for purposes of this Appendix D.

1.4. TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix D, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

Section 2. Time and Manner of Distribution.

2.1.	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

2.2. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin and there is a designated Beneficiary, the Participant’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant. This election will apply to all distributions.

If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

2.3. Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections 3 and 4 of this Appendix D. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 40l(a)(9) of the Code and the Treasury regulations.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

Section 3. Required Minimum Distributions During Participant’s Lifetime.

3.1. Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

3.2. Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death

Section 4. Required Minimum Distributions After Participant’s Death.

4.1. Death On or After Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(1) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

(3) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

4.2. Death Before Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in section 4.1.

(b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 2.2, this section 4.2 will apply as if the surviving spouse were the Participant.

Section 5. Definitions.

5.1. Designated Beneficiary. The individual who is designated as the Beneficiary under Section 22 of the Plan and is the designated Beneficiary under section 40l(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

5.2. Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 2.2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

5.3. Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

5.4. Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.5 Required beginning date. The date specified in section 13(b) of the Plan.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

SCHEDULE A

MERGERS, TRANSFERS, AND RESTATEMENTS

None.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

SCHEDULE B

RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES OF ALCOA USA CORP.

PARTICIPATING EMPLOYERS AND EMPLOYER RETIREMENT INCOME CONTRIBUTIONS (ERIC)

Company Code	Company Description	*EE Type	LOC	Location Description	ERIC
483	Alcoa Fuels	S	CHS	Chicago, Illinois	Y

020	Alcoa USA Corp.	S	ALE	Alcoa, Tennessee	Y

020	Alcoa USA Corp.	S	ATR	Alcoa Center, Pennsylvania	Y

020	Alcoa USA Corp.	S	ATG	Atlanta, Georgia	Y

020	Alcoa USA Corp.	S	BAU	Bauxite, Arkansas	Y

020	Alcoa USA Corp.	S	BAX	Bauxite, Arkansas (Alcoa)	Y

020	Alcoa USA Corp.	S	BNV	Burlington, Vermont	Y

020	Alcoa USA Corp.	S	FDM	Frederick, Maryland	Y

020	Alcoa USA Corp.	S	GCD	Goose Creek, SC	Y

020	Alcoa USA Corp.	S	GNS	Goose Creek, South Carolina	Y

020	Alcoa USA Corp.	S	GRS	Greenville, South Carolina	Y

020	Alcoa USA Corp.	S	HOT	Houston, Texas (Alcoa)	Y

020	Alcoa USA Corp.	S	KNO	Knoxville, Tennessee	Y

020	Alcoa USA Corp.	S	MSA	Massena, New York	Y

020	Alcoa USA Corp.	S	MLR	Mount Laurel, New Jersey	Y

020	Alcoa USA Corp	S	NAL	Nashville, Tennessee	Y

020	Alcoa USA Corp.	S	NYK	New York, New York	Y

020	Alcoa USA Corp.	S	PSB	Pittsburgh, Pennsylvania	Y

020	Alcoa USA Corp.	S	PTC	Point Comfort, Texas	Y

020	Alcoa USA Corp.	S	RMD	Richmond, Virginia	Y

020	Alcoa USA Corp.	S	RKD	Rockdale, Texas	Y

020	Alcoa USA Corp.	S	SPA	Spartanburg, South Carolina	Y

020	Alcoa USA Corp.	S	SGD	Springdale, Arkansas	Y

020	Alcoa USA Corp.	S	WAR	Warrick (Newburgh, In)	Y

020	Alcoa USA Corp.	S	WDC	Washington DC	Y

020	Alcoa USA Corp.	S	WEN	Wenatchee, Washington	Y

837	Alcoa Power Generating, Inc.	S	BAD	Badin, North Carolina	Y

837	Alcoa Power Generating, Inc.	S	NBG	Newburgh, Indiana	Y

837	Alcoa Power Generating, Inc.	S	TAP	Tapoco, North Carolina	Y

974	Eastalco Aluminum Company	S	FMX	Frederick, Maryland (AMX)	Y

979	Intalco Aluminum Corporation	S	FWX	Ferndale, Washington (AMX)	Y

R08	RB Sales Company Limited	S	RKD	Rockdale, Texas	Y

R01	Reynolds Metals Company LLC	S	ABY	Arkadelphia, AR (RMC-GUMSPRG)	Y

R01	Reynolds Metals Company LLC	S	LCL	Lake Charles, LA (RMC Carb)	Y

R01	Reynolds Metals Company LLC	S	MSY	Massena, New York (RMC St Law)	Y

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

SCHEDULE B

RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES OF ALCOA USA CORP.

PARTICIPATING EMPLOYERS AND EMPLOYER RETIREMENT INCOME CONTRIBUTIONS (ERIC)

Company Code	Company Description	*EE Type	LOC	Location Description	ERIC
R01	Reynolds Metals Company	S	RMD	Richmond, Virginia (RMC)	Y

636	St. George Insurance Company	S	BNV	Burlington, Vermont	Y

*	S = Salaried.
‡	Regardless of hire date.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

SCHEDULE B

RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES OF ALCOA USA CORP.

DISCRETIONARY CONTRIBUTIONS

There are no employee groups currently accruing Discretionary Contributions.

RESTRICTED DISCRETIONARY CONTRIBUTIONS

There are no employee groups currently accruing Restricted Discretionary Contributions.

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

SCHEDULE C

RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

OF ALCOA USA CORP.

PARTICIPANTS TRANSFERRED FROM ALCOA RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES EFFECTIVE AUGUST 1, 2016

Co. Code	Company Description	EE Type*	Location	Location Description	LBC (*All LBCs)	Location Business Code (LBC) Description
FROM ALCOA RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

2	ALCOA ELECTRONIC PACKAGING INC	S	All	All locations	*

7	NANTAHALA POWER & LIGHT	S	All	All locations	*

10	Alcoa Inc.	S	ADD	Addy, Washington	*

10	Alcoa Inc.	S	ALC	Alcoa, Tennessee	301	ACOA - TENNESSEE OPERATIONS - PM

10	Alcoa Inc.	S	ALC	Alcoa, Tennessee	381	ACOA - KNOXVILLE OFFICE - PM

10	Alcoa Inc.	S	ALC	Alcoa, Tennessee	388	ACOA - KNOXVILLE OFFICE- PRM DVPMNT - GN

10	Alcoa Inc.	S	ATC	Alcoa Center, Pennsylvania	381	ACOA - KNOXVILLE OFFICE - PM

10	Alcoa Inc.	S	ATC	Alcoa Center, Pennsylvania	4820	ALCOA REMEDIATION MGMT INC - ER

10	Alcoa Inc.	S	ATC	Alcoa Center, Pennsylvania	0038E	ACOA - KNOXVILLE OFFICE - SMELTING HQ

10	Alcoa Inc.	S	ATL	Atlanta, Georgia	381	ACOA - KNOXVILLE OFFICE - PM

10	Alcoa Inc.	S	BAD	Badin, North Carolina	*

10	Alcoa Inc.	S	BAU	Bauxite, Arkansas	*

10	Alcoa Inc.	S	BAX	Bauxite, AR (Alcoa)	*

10	Alcoa Inc.	S	CHI	Chicago, Illinois(CHI)	240	ACOA - MASSENA OPERATIONS - GN

10	Alcoa Inc.	S	CHI	Chicago, Illinois(CHI)	381	ACOA - KNOXVILLE OFFICE - PM

10	Alcoa Inc.	S	CHI	Chicago, Illinois(CHI)	590	ACOA - PGH - CORP HQ - CX

10	Alcoa Inc.	S	CLR	Clarendon, Jamaica, WI	*

10	Alcoa Inc.	S	DET	Detroit, Michigan	590	ACOA - PGH - CORP HQ - CX

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

Co. Code	Company Description	EE Type*	Location	Location Description	LBC (*All LBCs)	Location Business Code (LBC) Description
10	Alcoa Inc.	S	DET	Detroit, Michigan	29000	AEES TX LP - ADMINISTRATION - GN

10	Alcoa Inc.	S	ENG	Englewood, Colorado	*

10	Alcoa Inc.	S	FDM	Frederick, Maryland	*

10	Alcoa Inc.	S	FTM	Fort Meade, Florida(FTM)	*

10	Alcoa Inc.	S	GNS	Goose Creek, South Carolina	*

10	Alcoa Inc.	S	HOU	Houston, Texas	*

10	Alcoa Inc.	S	IND	Indianapolis, Indiana(IND)	*

10	Alcoa Inc.	S	KNO	Knoxville, Tennessee	298	ACOA - ROCKDALE WORKS - PO

10	Alcoa Inc.	S	KNO	Knoxville, Tennessee	380	ACOA - KNOXVILLE OFFICE - GN

10	Alcoa Inc.	S	KNO	Knoxville, Tennessee	381	ACOA - KNOXVILLE OFFICE - PM

10	Alcoa Inc.	S	KNO	Knoxville, Tennessee	383	ACOA - KNOXVILLE OFFICE - MT

10	Alcoa Inc.	S	KNO	Knoxville, Tennessee	388	ACOA - KNOXVILLE OFFICE- PRM DVPMNT - GN

10	Alcoa Inc.	S	KNO	Knoxville, Tennessee	389	ACOA - KNOXVILLE OFFICE - EN

10	Alcoa Inc.	S	KNO	Knoxville, Tennessee	550	ALCOA USA - PITTSBURGH CORP - CX

10	Alcoa Inc.	S	KNO	Knoxville, Tennessee	590	ACOA - PGH - CORP HQ - CX

10	Alcoa Inc.	S	KNO	Knoxville, Tennessee	685	AWA - CORP - BAUXITE - BX

10	Alcoa Inc.	S	KNO	Knoxville, Tennessee	689	AWA - CORP HEADQUARTERS - HQ

10	Alcoa Inc.	S	KNO	Knoxville, Tennessee	6125	ALCOA STEAMSHIP CO - HEADQTRS - TP

10	Alcoa Inc.	S	KNO	Knoxville, Tennessee	11271	ACOA - ALCOA SAUDI ROLLING - PCK - GN

10	Alcoa Inc.	S	KNO	Knoxville, Tennessee	0038B	ACOA - SAUDI MINING REFINING OPS - BX

10	Alcoa Inc.	S	KNO	Knoxville, Tennessee	0038C	ACOA - KNOXVILLE OFFICE - CH - HQ

10	Alcoa Inc.	S	MAS	Massena, New York	240	ACOA - MASSENA OPERATIONS - GN

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

Co. Code	Company Description	EE Type*	Location	Location Description	LBC (*All LBCs)	Location Business Code (LBC) Description
10	Alcoa Inc.	S	MAS	Massena, New York	241	ACOA - MASSENA OPERATIONS - PM

10	Alcoa Inc.	S	MAS	Massena, New York	381	ACOA - KNOXVILLE OFFICE - PM

10	Alcoa Inc.	S	MAS	Massena, New York	590	ACOA - PGH - CORP HQ - CX

10	Alcoa Inc.	S	MTR	Montreal, Canada	*

10	Alcoa Inc.	S	NKE	New Kensington, Pennsylvania	*

10	Alcoa Inc.	S	NOR	New Orleans, Louisiana	*

10	Alcoa Inc.	S	NYC	New York, New York	381	ACOA - KNOXVILLE OFFICE - PM

10	Alcoa Inc.	S	NYC	New York, New York	689	AWA - CORP HEADQUARTERS - HQ

10	Alcoa Inc.	S	PIT	Pittsburgh, Pennsylvania	270	AWA - POINT COMFORT - GN

10	Alcoa Inc.	S	PIT	Pittsburgh, Pennsylvania	380	ACOA - KNOXVILLE OFFICE - GN

10	Alcoa Inc.	S	PIT	Pittsburgh, Pennsylvania	381	ACOA - KNOXVILLE OFFICE - PM

10	Alcoa Inc.	S	PIT	Pittsburgh, Pennsylvania	383	ACOA - KNOXVILLE OFFICE - MT

10	Alcoa Inc.	S	PIT	Pittsburgh, Pennsylvania	388	ACOA - KNOXVILLE OFFICE- PRM DVPMNT - GN

10	Alcoa Inc.	S	PIT	Pittsburgh, Pennsylvania	389	ACOA - KNOXVILLE OFFICE - EN

10	Alcoa Inc.	S	PIT	Pittsburgh, Pennsylvania	403	AWC - HQ - ACTIVATED - CA

10	Alcoa Inc.	S	PIT	Pittsburgh, Pennsylvania	550	ALCOA USA - PITTSBURGH CORP - CX

10	Alcoa Inc.	S	PIT	Pittsburgh, Pennsylvania	683	AWA - CORP - EXPORT SUPPLIES - ES

10	Alcoa Inc.	S	PIT	Pittsburgh, Pennsylvania	685	AWA - CORP - BAUXITE - BX

10	Alcoa Inc.	S	PIT	Pittsburgh, Pennsylvania	689	AWA - CORP HEADQUARTERS - HQ

10	Alcoa Inc.	S	PIT	Pittsburgh, Pennsylvania	4820	ALCOA REMEDIATION MGMT INC - ER

10	Alcoa Inc.	S	PIT	Pittsburgh, Pennsylvania	6125	ALCOA STEAMSHIP CO - HEADQTRS - TP

10	Alcoa Inc.	S	PIT	Pittsburgh, Pennsylvania	8611	RMC - PGH - CON-PAK ADMIN - PV

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

Co. Code	Company Description	EE Type*	Location	Location Description	LBC (*All LBCs)	Location Business Code (LBC) Description
10	Alcoa Inc.	S	PIT	Pittsburgh, Pennsylvania	0038D	ACOA - KNOXVILLE OFFICE - TRANSF HQ

10	Alcoa Inc.	S	PTA	Port Allen, Louisiana	*

10	Alcoa Inc.	S	PTC	Point Comfort, Texas	*

10	Alcoa Inc.	S	RHV	Richmond, Virginia(RHV)	590	ACOA - PGH - CORP HQ - CX

10	Alcoa Inc.	S	RHV	Richmond, Virginia(RHV)	685	AWA - CORP - BAUXITE - BX

10	Alcoa Inc.	S	RHV	Richmond, Virginia(RHV)	4820	ALCOA REMEDIATION MGMT INC - ER

10	Alcoa Inc.	S	ROK	Rockdale, Texas	*

10	Alcoa Inc.	S	SCO	Sidney, Ohio (ABP Corporate)	*

10	Alcoa Inc.	S	SDI	San Diego, California	*

10	Alcoa Inc.	S	SPO	Spokane, Washington	*

10	Alcoa Inc.	S	VAN	Vancouver, Washington	*

10	Alcoa Inc.	S	VID	Vidalia, Louisiana	*

10	Alcoa Inc.	S	WAR	Warrick (Newburgh, IN)	330	ACOA - WARRICK OPERATIONS - GN

10	Alcoa Inc.	S	WAR	Warrick (Newburgh, IN)	331	ACOA - WARRICK OPERATIONS - PM

10	Alcoa Inc.	S	WAR	Warrick (Newburgh, IN)	334	ACOA - WARRICK OPERATIONS - RC

10	Alcoa Inc.	S	WAR	Warrick (Newburgh, IN)	388	ACOA - KNOXVILLE OFFICE- PRM DVPMNT - GN

10	Alcoa Inc.	S	WAR	Warrick (Newburgh, IN)	590	ACOA - PGH - CORP HQ - CX

10	Alcoa Inc.	S	WEN	Wenatchee, Washington	*

10	Alcoa Inc.	S	XFL	Matrix Divestiture	*

10	Alcoa Inc.	S	XPC	US XPC P&C Divestiture	*

38	ALCOA ZEPF, INDIANAPOLIS -MAN	S	All	All locations	*

47	TICS	S	All	All locations	*

85	TEXAS ENGINRD PRODUCTS CO	S	All	All locations	*

89	ALCOA SPECIALTY CHEMICALS, INC	S	All	All locations	*

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

Co. Code	Company Description	EE Type*	Location	Location Description	LBC (*All LBCs)	Location Business Code (LBC) Description
94	Alcoa Wireless Svcs Inc.	S	All	All locations	*

220	ALOCA OF AUSTRALIA LTD-CONSLO	S	All	All locations	*

363	Aluminio, Brazil	S	All	All locations	*

491	Alcoa Elec & Elec Solutions LP	S	All	All locations	*

513	AFL Network Services	S	All	All locations	*

525	AFL Network Services Southeast	S	All	All locations	*

526	TICS Corporation	S	All	All locations	*

527	MinTel Communications LLC	S	All	All locations	*

529	TeleTech	S	All	All locations	*

590	Alcoa Packaging Machinery,Inc.	S	All	All locations	*

646	Northwest Alloys, Inc.	S	All	All locations	*

646	Northwest Alloys, Inc.	S	All	All locations	*

680	Alcoa Service Corporation	S	All	All locations	*

689	Bauxite & Northern Railway Co.	S	All	All locations	*

693	Alcoa CSI Espana S.A.	S	All	All locations	*

709	Alcoa Closures Systems IntlInc	S	All	All locations	*

780	Alcoa Home Exteriors,Inc.	S	All	All locations	*

800	Stolle Machinery Inc.	S	All	All locations	*

805	Alcoa Memory Products	S	All	All locations	*

837	Alcoa Power Generating, Inc.	S	All	All locations	*

970	Aluminerie Lauralco Inc.	S	All	All locations	*

974	Eastalco Aluminum Corp	S	All	All locations	*

977	Alumax of South Carolina, Inc.	S	All	All locations	*

979	INTALCO ALUMINUM CORP	S	All	All locations	*

09A	AFL Network Wireless Services	S	All	All locations	*

49B	Alcoa Elec & Elec Solutions LP	S	All	All locations	*

85A	Southern Plastics,Inc.	S	All	All locations	*

DV1	Stolle Machinery Company, LLC	S	All	All locations	*

DV2	Alcoa Fujikura, Ltd.	S	All	All locations	*

DVT	Alumax of South Carolina, Inc.	S	All	All locations	*

R08	RB Sales Company, Limited	S	All	All locations	*

R185	EI Campo Aluminum Co.	S	All	All locations	*

R60	Bakers Choice Products, Inc.	S	All	All locations	*

R62	Mt. Vernon Plastics Corp	S	All	All locations	*

R63	Southern Graphic Systems, Inc.	S	All	All locations	*

R66	Presto Products Company	S	All	All locations	*

R91	Reynolds Food Packaging LLC	S	All	All locations	*

R92	Alcoa Flexible Packaging LLC	S	All	All locations	*

V02	IPMC Holding Corporation	S	All	All locations	*

V03	KAMA of Illinois Corporation	S	All	All locations	*

V08	Plastofilm Industries, Inc.	S	All	All locations	*

V12	Pactuco Acquisition, Inc.	S	All	All locations	*

V15	Ultra Pac, Inc	S	All	All locations	*

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

Co. Code	Company Description	EE Type*	Location	Location Description	LBC (*All LBCs)	Location Business Code (LBC) Description
YF4	Alcoa Remediation Mgmt LLC	S	All	All locations	*

R01	Reynolds Metals Company	S	4	Richmond Foil South Plant, VA	*

R01	Reynolds Metals Company	S	11	Longview Reduction Plant, WA	*

R01	Reynolds Metals Company	S	17	Hot Spring Cont Rolling, AR	*

R01	Reynolds Metals Company	S	22	Sherwin Aluminia Plant, TX	*

R01	Reynolds Metals Company	S	35	Troutdale Reduction Plant, OR	*

R01	Reynolds Metals Company	S	44	Bellwood Plant 44, VA	*

R01	Reynolds Metals Company	S	45	Bellwood Reclamation Plant,VA	*

R01	Reynolds Metals Company	S	46	Bellwood Extrusion Plant, VA	*

R01	Reynolds Metals Company	S	47	Bellwood Printing Plant, VA	*

R01	Reynolds Metals Company	S	48	Downningtown Plant, PA	*

R01	Reynolds Metals Company	S	59	Malvren Cable Plant, AR	*

R01	Reynolds Metals Company	S	191	Reynolds Aluminum Manf Co, IN	*

R01	Reynolds Metals Company	S	815	Worsley Alumina Pty,Australia	*

R01	Reynolds Metals Company	S	ABY	Arkadelphia, AR (RMC-GUMSPRG)	*

R01	Reynolds Metals Company	S	AC5	Eastman Architectural Prod, GA	*

R01	Reynolds Metals Company	S	ACW	Acuna Warehouse - Mexico	*

R01	Reynolds Metals Company	S	AGY	Atlanta, Georgia (RASCO)	*

R01	Reynolds Metals Company	S	AR4	Tampa Recycling Center, FL	*

R01	Reynolds Metals Company	S	ARG	Williamsburg Recycling, VA	*

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

Co. Code	Company Description	EE Type*	Location	Location Description	LBC (*All LBCs)	Location Business Code (LBC) Description
R01	Reynolds Metals Company	S	ARJ	Pensacola Recycling Center, FL	*

R01	Reynolds Metals Company	S	ARQ	Fremont Recycling Center, CA	*

R01	Reynolds Metals Company	S	ARX	Raleigh Recycling Center, NC	*

R01	Reynolds Metals Company	S	ARY	Armonk, New York (SGS)	*

R01	Reynolds Metals Company	S	ASA	Aurora Recycling Center, CO	*

R01	Reynolds Metals Company	S	AUA	Sacramanto Recycling Center,NC	*

R01	Reynolds Metals Company	S	AUV	Cucamango Recycling Center, CA	*

R01	Reynolds Metals Company	S	AUW	Kent Recycling Center, WA	*

R01	Reynolds Metals Company	S	BAY	Bauxite, Arkansas (RMC)	*

R01	Reynolds Metals Company	S	BLY	Baton Rouge, Louisiana (RMC)	*

R01	Reynolds Metals Company	S	BNY	Burlingame, California (RMC)	*

R01	Reynolds Metals Company	S	BUY	Bauxite, Arkansas (HURR CRK)	*

R01	Reynolds Metals Company	S	CMY	Chesterfield, Missouri (RMC)	*

R01	Reynolds Metals Company	S	D04	RASCO Atlanta Warehouse	*

R01	Reynolds Metals Company	S	D12	RASCO Birmingham - Birmingham	*

R01	Reynolds Metals Company	S	D16	RASCO Charlotte - Charlotte	*

R01	Reynolds Metals Company	S	DAP	Indianapolis Service Center	*

R01	Reynolds Metals Company	S	DB6	Greenville Service Center	*

R01	Reynolds Metals Company	S	DC7	St George Service Center	*

R01	Reynolds Metals Company	S	DCD	Nashville Service Center	*

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

Co. Code	Company Description	EE Type*	Location	Location Description	LBC (*All LBCs)	Location Business Code (LBC) Description
R01	Reynolds Metals Company	S	DEH	North Kansas City Service Cent	*

R01	Reynolds Metals Company	S	DEK	Augusta Service Center - Augus	*

R01	Reynolds Metals Company	S	DPY	Downingtown, PA (RMC)	*

R01	Reynolds Metals Company	S	GC1	Norcross Sales Office - Norcro	*

R01	Reynolds Metals Company	S	GG5	Dallas Sales Office - Dallas T	*

R01	Reynolds Metals Company	S	GGA	Reynolds Aluminum Hong Kong -	*

R01	Reynolds Metals Company	S	GGY	Georgetown, Guyana (RMC)	*

R01	Reynolds Metals Company	S	JA2	Metallurgical ResearchLab(4t)	*

R01	Reynolds Metals Company	S	JA4	Executive Office Building(EXO)	*

R01	Reynolds Metals Company	S	JA5	Experimental Research Center	*

R01	Reynolds Metals Company	S	JB8	Packaging Technology Center	*

R01	Reynolds Metals Company	S	JC6	Information Service Building	*

R01	Reynolds Metals Company	S	JD7	Listerhill ManufacturingTechno	*

R01	Reynolds Metals Company	S	JNF	Corp Tech Center (Enon)	*

R01	Reynolds Metals Company	S	LGY	Louisville, Kentucky (SGS)	*

R01	Reynolds Metals Company	S	LLY	Lake Charles, LA (RMC CARB)	*

R01	Reynolds Metals Company	S	LMY	Livermore, California (RASCO)	*

R01	Reynolds Metals Company	S	LOY	Louisville, Kentucky (RASCO)	*

R01	Reynolds Metals Company	S	LUY	Louisville, Kentucky(LUY)	*

R01	Reynolds Metals Company	S	LWY	Longview, Washington (RMC)	*

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

Co. Code	Company Description	EE Type*	Location	Location Description	LBC (*All LBCs)	Location Business Code (LBC) Description
R01	Reynolds Metals Company	S	LXY	Louisville, Kentucky (PLT #1)	*

R01	Reynolds Metals Company	S	LZY	Louisville, KY (RMC-Lvle # 3)	*

R01	Reynolds Metals Company	S	MSY	Massena, New York (RMC ST LAW)	*

R01	Reynolds Metals Company	S	MXY	Malakoff, Texas (RMC)	*

R01	Reynolds Metals Company	S	NCY	National City, CA (RASCO)	*

R01	Reynolds Metals Company	S	NDY	Newark, Deleware (RASCO)	*

R01	Reynolds Metals Company	S	OFY	Orlando, Florida (RASCO)	*

R01	Reynolds Metals Company	S	PAY	Phoenix, Arizona (RASCO)	*

R01	Reynolds Metals Company	S	PTY	Portland, TX (RMC OIL&GAS)	*

R01	Reynolds Metals Company	S	R031	Ashville, Ohio	*

R01	Reynolds Metals Company	S	R2Y	Richmond, VA (RMC - Blwd Extr)	*

R01	Reynolds Metals Company	S	R405	Eskimo Pie Corp	*

R01	Reynolds Metals Company	S	RASW	AL REC CT S LAKE CY	*

R01	Reynolds Metals Company	S	RFY	Richmond, Virginia (RICH FOIL)	*

R01	Reynolds Metals Company	S	RIY	Richmond,VA (Pkg & Consumer)	*

R01	Reynolds Metals Company	S	RMC	Richmond, Virginia (RMC)	*

R01	Reynolds Metals Company	S	RMY	Richmond, Virginia (Metals)	*

R01	Reynolds Metals Company	S	RPY	Richmond, Virginia (BLWD PRTG)	*

R01	Reynolds Metals Company	S	RTY	Richmond, Virginia (PK TECH)	*

R01	Reynolds Metals Company	S	RU35	ESKIMO PI NEW BERLIN	*

R01	Reynolds Metals Company	S	TCY	Torrance, CA (RMC TORR EXT)	*

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016

Co. Code	Company Description	EE Type*	Location	Location Description	LBC (*All LBCs)	Location Business Code (LBC) Description
R01	Reynolds Metals Company	S	TOY	Troutdale, Oregon (RMC PLT)	*

R01	Reynolds Metals Company	S	U33	Southern Graphics Atlanta - GA	*

R01	Reynolds Metals Company	S	UF5	Southern Graphics Newport	*

Retirement Savings Plan for Salaried Employees of Alcoa USA Corp.

Effective August 1, 2016